Filed pursuant to Rule 433(d)
Registration Statement No. 333-131452

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-884-2071.

PRELIMINARY TERM SHEET
$1,148,341,000 (Approximate Offered Certificates)

Asset-Backed Pass-Through Certificates,
Series ARSI 2006-M3

September 6, 2006

Ameriquest Mortgage Securities Inc.

Ameriquest Mortgage Securities Inc.
(Depositor)

Argent Mortgage Company, L.L.C.
Ameriquest Mortgage Company
(Originators)

Ameriquest Mortgage Company
(Master Servicer)

The issuer has filed a registration statement (including a base prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest in this offering, you should read the base prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov<http://www.sec.gov/>. Alternatively, RBS Greenwich Capital will arrange to send you the base prospectus at no charge if you request it by calling 1-866-884-2071 or emailing offeringmaterials@rbsgc.com.

This free writing prospectus is being delivered to you solely to provide you with information about the offering and to solicit an offer to purchase the offered securities. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase such securities. Any such commitment shall be subject to the conditions specified below.

This free writing prospectus is not required to contain all of the information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase the offered securities, supersedes any prior version of this free writing prospectus and any information contained in any prior similar free writing prospectus relating to these securities. If a preliminary prospectus is conveyed to you prior to your commitment to purchase, that document supersedes all other information provided to you concerning the offered securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this free writing prospectus are being offered when, as and if issued. The issuer is not obligated to issue any such securities or any similar securities, and all or a portion of the securities may not be issued that have the characteristics described herein. The underwriters' obligation to deliver such securities is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of the securities having the characteristics described herein. If, for any reason, the issuer does not deliver such securities, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

For asset-backed and mortgage-backed securities: Certain of the information contained herein may be based on numerous assumptions (including preliminary assumptions about the pool assets and structure), which may not be specifically identified as assumptions in the information. Any such information or assumptions are subject to change. The information in this free writing prospectus may reflect assumptions specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any assumptions specifically required by you.

Any legends, disclaimers or other notices that may appear below or on any electronic communication to which this free writing prospectus is attached which state that (1) these materials do not constitute an offer (or a solicitation of an offer), (2) no representation is made as to the accuracy or completeness of these materials and that these materials may not be updated or (3) these materials may be confidential are not applicable to this communication and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

PRELIMINARY TERM SHEET DATED September 6, 2006

Ameriquest Mortgage Securities Inc.
Asset-Backed Pass-Through Certificates, Series ARSI 2006-M3

$1,148,341,000

(Approximate Offered Certificates)
Subject to Revision

Class	Approximate Size ($)	Type[1,2]	WAL (yrs) Call3 / Mat[4]	Principal Payment Window Call3 / Mat[4]	Pmt Delay (days)	Interest Accrual Basis	Stated Final Maturity	Expected Ratings Moody’s/S&P/Fitch	Initial Credit Enhancement (%)
Offered Certificates
A-2A	339,159,000	FLT/SEQ/SR	1.00 / 1.00	1-21 / 1-21	0	Actual/360	October 2036	Aaa/AAA/AAA	20.75%
A-2B	151,893,000	FLT/SEQ/SR	2.00 / 2.00	21-26 / 21-26	0	Actual/360	October 2036	Aaa/AAA/AAA	20.75%
A-2C	166,127,000	FLT/SEQ/SR	3.00 / 3.00	26-56 / 26-56	0	Actual/360	October 2036	Aaa/AAA/AAA	20.75%
A-2D	135,514,000	FLT/SEQ/SR	7.19 / 7.79	56-116 / 56-207	0	Actual/360	October 2036	Aaa/AAA/AAA	20.75%
M-1	110,580,000	FLT/MEZ	5.37 / 5.61	42-116 / 42-174	0	Actual/360	October 2036	Aa1/AA+/AA+	15.20%
M-2	73,720,000	FLT/MEZ	5.29 / 5.50	40-116 / 40-161	0	Actual/360	October 2036	Aa2/AA/AA	11.50%
M-3	32,875,000	FLT/MEZ	5.27 / 5.45	39-116 / 39-149	0	Actual/360	October 2036	Aa3/AA-/AA-	9.85%
M-4	29,886,000	FLT/MEZ	5.25 / 5.40	39-116 / 39-143	0	Actual/360	October 2036	A1/A+/A+	8.35%
M-5	29,886,000	FLT/MEZ	5.24 / 5.36	38-116 / 38-136	0	Actual/360	October 2036	A2/A/A	6.85%
M-6	25,902,000	FLT/MEZ	5.23 / 5.29	38-116 / 38-129	0	Actual/360	October 2036	A3/A-/A-	5.55%
M-7	23,909,000	FLT/MEZ	5.22 / 5.23	38-116 / 38-120	0	Actual/360	October 2036	Baa1/BBB+/BBB+	4.35%
M-8	15,939,000	FLT/MEZ	5.13 / 5.13	37-110 / 37-110	0	Actual/360	October 2036	Baa2/BBB/BBB	3.55%
M-9	12,951,000	FLT/MEZ	5.03 / 5.03	37-102 / 37-102	0	Actual/360	October 2036	Baa3/BBB-/BBB-	2.90%
Non-Offered Certificates
A-1	786,305,000	FLT/SR	Not Offered		0	Actual/360	October 2036	Aaa/AAA/AAA	20.75%
M-10	19,924,000	FLT/MEZ	Not Offered		0	Actual/360	October 2036	Ba1/BB+/BB+	1.90%
CE	37,856,366	N/A	Not Offered		N/A			NR	N/A
P	100	N/A	Not Offered		N/A			NR	N/A
R	N/A	N/A	Not Offered		N/A			NR	N/A
R-X	N/A	N/A	Not Offered		N/A			NR	N/A

(1) The interest rate on each of the Certificates is subject to the related Net WAC Rate Cap.
(2) The Adjustable-Rate Certificates will accrue interest at a rate not greater than the related Maximum Cap Rate.
(3) To 5% Optional Termination at the pricing speed.
(4) To maturity at the pricing speed.

Pricing Speed (“PPC”)

Fixed-Rate Mortgage Loans	2% CPR growing to 20% CPR over 10 months.
Adjustable-Rate Mortgage Loans
100% PPC, which is 5% CPR in month 1, an additional 2% CPR for each month thereafter, building to 27% CPR in month 12 and remaining constant at 27% CPR until month 23, increasing to and remaining constant at 60% CPR from month 24 until month 27 and decreasing and remaining constant at 30% CPR from month 28 and thereafter; provided, however, the prepayment rate will not exceed 85% CPR per annum in any period for any percentage of PPC.

Part I: Key Terms
Parties: Depositor:	Ameriquest Mortgage Securities Inc.
Originators:	Ameriquest Mortgage Company and Argent Mortgage Company, L.L.C.

Seller, Sponsor and Master Servicer:
Ameriquest Mortgage Company.
Static pool information regarding delinquencies, cumulative losses and prepayments for prior securitized pools sponsored by the Sponsor and serviced by the Master Servicer for the last five years can be obtained from the following website: http://www.amcinvestors.com/arsi.

Trustee, Custodian and Swap Administrator:	Deutsche Bank National Trust Company.

Swap Provider:	Deutsche Bank AG, New York Branch

Co-Lead Underwriters:	Greenwich Capital Markets, Inc. and Barclays Capital Inc.

Co-Managers:	Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc. and UBS Securities LLC

Collateral:

Mortgage Loans:
As of the Cut-off Date, 9,588 Adjustable-Rate and Fixed-Rate, first-lien and second-lien, closed-end, subprime mortgage loans with LTVs at origination not in excess of 100% and an aggregate scheduled principal balance as of the Cut-off Date of approximately $1,992,426,466 (the “Mortgage Loans”). References to percentages or balances herein are based on the aggregate scheduled principal balance of such Mortgage Loans on the Cut-off Date. For the purpose of calculating interest and principal on the Class A Certificates, the Mortgage Loans have been divided into two loan groups, designated as follows:

Group I Mortgage Loans: 5,865 Adjustable-Rate and Fixed-Rate Mortgage Loans with an aggregate scheduled principal balance as of the Cut-off Date of approximately $992,183,536 and with principal balances at origination that conform to principal balance limits of Freddie Mac.
Group II Mortgage Loans: 3,723 Adjustable-Rate and Fixed-Rate Mortgage Loans with an aggregate scheduled principal balance as of the Cut-off Date of approximately $1,000,242,930 and with principal balances at origination that may or may not conform to principal balance limits of Fannie Mae and Freddie Mac.

Insured AVM Loans:
Approximately 3.29% of the Mortgage Loans were originated using an insured automated valuation model (“Insured AVM”). Upon the liquidation of a related mortgaged property, if the Insured AVM is determined to have overstated the mortgaged property’s value as of the date originally made, the Insured AVM Insurer is liable for the lesser of: (i) losses of principal and (ii) the amount by which the Insured AVM overstated the mortgaged property’s value at origination. St. Paul Travelers (the “Insured AVM Insurer”) is the provider under the master policy for the Insured AVM.

Primary Mortgage Insurance Policy:
As of the Cut-off Date, approximately 8.72% of the Mortgage Loans will be covered by a mortgage insurance policy (the “PMI Policy”) issued by Mortgage Guaranty Insurance Corporation (the “Mortgage Insurance Provider”). For each of those Mortgage Loans, the Mortgage Insurance Provider provides insurance coverage, subject to certain carveouts, down to 60% of the value of the related mortgaged property.

Dates:

Cut-off Date:	The close of business on September 1, 2006.

Distribution Dates:	The 25th day of each month or, if the 25th day is not a business day, the next business day, beginning in October 2006.

Record Date:
Adjustable-Rate Certificates: the close of business on the business day immediately preceding the related Distribution Date.
Retained Certificates: the close of business on the last business day of the month preceding the month in which the related Distribution Date occurs.

Expected Pricing Date:	The week of September 4, 2006.

Expected Closing Date:	On or about September 27, 2006.

Designations:

Certificates:	Ameriquest Mortgage Securities Inc., Asset-Backed Pass-Through Certificates, Series ARSI 2006-M3.

Adjustable-Rate Certificates:	Class A Certificates and Class M Certificates.

Class A Certificates:	Class A-1, Class A-2A, Class A-2B, Class A-2C, and Class A-2D Certificates.

Class M Certificates:	Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates.

Offered Certificates:	Class A Certificates (other than the Class A-1 Certificates) and Class M Certificates (other than the Class M-10 Certificates).

Non-Offered Certificates:	Class A-1, Class M-10, Class CE, Class P and Residual Certificates.

Residual Certificates:	Class R and Class R-X Certificates.

Retained Certificates:	Class CE, Class P and Residual Certificates.

Group I Certificates:	Class A-1 Certificates, which evidence interests in the Group I Mortgage Loans.

Group II Certificates:	Class A-2A, Class A-2B, Class A-2C, and Class A-2D Certificates, which evidence interests in the Group II Mortgage Loans.

Other Terms:

Source for Calculation of One-Month LIBOR:	Moneyline Telerate page 3750.

ERISA:	The Offered Certificates will not be ERISA eligible as of the Closing Date.

SMMEA Eligibility:	The Offered Certificates will not constitute “mortgage related securities” for purposes of SMMEA.

Federal Taxation:	Designated portions of the Trust will be established as multiple REMICs for federal income tax purposes.

Form of Registration:	Book-entry form through DTC, Clearstream and Euroclear.

Minimum Denominations:	With respect to the Class A and Class M Certificates, $100,000 and integral multiples of $1 in excess.

Part II: Definitions/Description of the Certificates

Determination Date:	The 10th day of the month or, if such day is not a business day, the business day immediately preceding such 10th day.

Due Period:	For each Distribution Date, the period from the second day of the immediately preceding month to the first day of the month in which such Distribution Date occurs.

Prepayment Period:
For the first Distribution Date, the Cut-off Date to and including the initial Determination Date, and for all other Distribution Dates, the day after the prior Determination Date to and including the Determination Date in the month in which such Distribution Date occurs.

Interest Accrual Basis:	Actual/360. The Adjustable-Rate Certificates will settle flat and will have no payment delay.

Administrative Fee Rate:	The sum of (a) the Servicing Fee Rate (0.50% per annum), (b) the Trustee Fee Rate (0.00100% per annum) and (c) the PMI Insurer Fee Rate, if applicable.

Expense Adjusted Net Mortgage Rate:	The mortgage rate of each Mortgage Loan minus the Administrative Fee Rate.

Expense Adjusted Net Maximum Mortgage Rate:
The per annum rate equal to the applicable maximum mortgage rate (or the mortgage rate for such Mortgage Loan in the case of the fixed-rate Mortgage Loans) of each Mortgage Loan minus the Administrative Fee Rate.

Optional Termination:
The majority holders of the Class CE Certificates, the Master Servicer and the NIMS Insurer, if any, in that order, may purchase all of the Mortgage Loans and REO properties and retire the Certificates on or after the Optional Termination Date.

Optional Termination Date:	The first Distribution Date on which the aggregate principal balance of the Mortgage Loans is less than 5% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

Credit Enhancement:	Excess Interest; Overcollateralization ("OC"); Subordination; and Primary Mortgage Insurance Policy.

Initial Overcollateralization Target Percentage:	Approximately 1.90%.

Overcollateralization Floor:	The aggregate principal balance of the Mortgage Loans as of the Cut-off Date multiplied by 0.50%.

Overcollateralization Target Amount:
For any Distribution Date, (i) prior to the Stepdown Date, an amount equal to the Initial Overcollateralization Target Percentage of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, (ii) on or after the Stepdown Date, provided a Trigger Event is not in effect, the greater of (x) 2x the Initial Overcollateralization Target Percentage of the then current aggregate outstanding principal balance of the Mortgage Loans as of the last day of the related Due Period after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period and (y) the Overcollateralization Floor or (iii) on or after the Stepdown Date and if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding Distribution Date.

Stepdown Date:
The earlier of (i) the first Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero and (ii) the later of (A) the 37th Distribution Date and (B) the date that the Credit Enhancement Percentage for the Class A Certificates is greater than or equal to 2x the Initial Credit Enhancement Percentage.

Credit Enhancement Percentage:
The percentage obtained by dividing (x) the aggregate Certificate Principal Balance of each class of Certificates with a lower distribution priority by (y) the aggregate principal balance of the Mortgage Loans.

	Class	Initial CE%	Target CE% On/After Stepdown Date
	Class A	20.75%	2x Initial CE%
	M-1	15.20%	2x Initial CE%
	M-2	11.50%	2x Initial CE%
	M-3	9.85%	2x Initial CE%
	M-4	8.35%	2x Initial CE%
	M-5	6.85%	2x Initial CE%
	M-6	5.55%	2x Initial CE%
	M-7	4.35%	2x Initial CE%
	M-8	3.55%	2x Initial CE%
	M-9	2.90%	2x Initial CE%
	M-10	1.90%	2x Initial CE%

Overcollateralization Reduction Amount:
For any Distribution Date, the lesser of (A) the principal remittance amount on such Distribution Date and (B) the excess, if any, of (i) the Overcollateralized Amount for such Distribution Date (calculated for this purpose only after assuming that 100% of the principal remittance amount on such Distribution Date has been distributed) over (ii) the Overcollateralization Target Amount for such Distribution Date.

Overcollateralized Amount:
For any Distribution Date, will be the excess, if any, of (a) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments received or advanced on or before the related Determination Date and principal prepayments received during the related Prepayment Period) over (b) the aggregate Certificate Principal Balance of the Class A and Class M Certificates plus the Certificate Principal Balance of the Class P Certificates, after giving effect to distributions to be made on such Distribution Date.

Net Monthly Excess Cashflow:
For any Distribution Date, the sum of (x) the Overcollateralization Reduction Amount, if any, and (y) the excess of the Available Funds, net of any Net Swap Payment made by the Trustee and the Swap Termination Payments (only if such Swap Termination Payment is not due to a Swap Provider Trigger Event (as defined in the Swap Agreement)), if any, made by the Trustee, over the sum of (i) the monthly interest accrued and any unpaid interest on the Class A Certificates and the monthly interest accrued on the Class M Certificates and (ii) the principal remittance amount.

Allocation of Losses:
Any Realized Losses on the Mortgage Loans on any Distribution Date will first be absorbed by the Class CE Certificates.

If on any Distribution Date as a result of Realized Losses on the Mortgage Loans, the aggregate certificate principal balance of the Certificates exceeds the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period, such excess, (the “Realized Loss Amount”) will be allocated to the classes of Class M Certificates, sequentially, in descending numerical order.

There will be no allocation of Realized Losses on the Mortgage Loans to the Class A Certificates or the Class P Certificates. Investors in the Class A Certificates should note, however, that although Realized Losses cannot be allocated to such Certificates, under certain loss scenarios there may not be enough principal and interest on the Mortgage Loans to distribute to the holders of such Certificates all principal and interest amounts to which they are then entitled. Once Realized Losses are allocated to the Class M Certificates, such amounts with respect to such Certificates will no longer accrue interest. However, the amount of any Realized Losses allocated to the Class M Certificates may be distributed to the holders of those certificates from the Net Monthly Excess Cashflow (and from certain amounts received by the Swap Administrator from the Swap Agreement, if any), sequentially, as described in the Pooling and Servicing Agreement.

Net WAC Rate Cap:
Group I Certificates: The per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to (x) the weighted average of the Expense Adjusted Net Mortgage Rates of the Group I Mortgage Loans minus (y) the Net Swap Payment or Swap Termination Payment, if any, made to the Swap Provider (only if such Swap Termination Payment is not due to a Swap Provider Trigger Event (as defined in the Swap Agreement)) expressed as a percentage, equal to a fraction, the numerator of which is equal to the Net Swap Payment or Swap Termination Payment made to the Swap Provider by the Trust and the denominator of which is equal to the aggregate principal balance of the Mortgage Loans, multiplied by 12.

Group II Certificates: The per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to (x) the weighted average of the Expense Adjusted Net Mortgage Rates of the Group II Mortgage Loans minus (y) the Net Swap Payment or Swap Termination Payment, if any, made to the Swap Provider (only if such Swap Termination Payment is not due to a Swap Provider Trigger Event (as defined in the Swap Agreement)) expressed as a percentage, equal to a fraction, the numerator of which is equal to the Net Swap Payment or Swap Termination Payment made to the Swap Provider by the Trust and the denominator of which is equal to the aggregate principal balance of the Mortgage Loans,, multiplied by 12.

Class M Certificates: The per annum rate equal to the weighted average (weighted in proportion to the results of subtracting from the aggregate principal balance of each loan group, the current certificate principal balance of the related Class A Certificates), of (i) the Net WAC Rate Cap for the Group I Certificates and (ii) the Net WAC Rate Cap for the Group II Certificates.

Pass-Through Rate:	For any Distribution Date, the lesser of (x) the related Formula Rate for such Distribution Date and (y) the related Net WAC Rate Cap for such Distribution Date.

Formula Rate:	For any Distribution Date and any class of Adjustable-Rate Certificates, the lesser of (i) LIBOR plus the applicable certificate margin and (ii) the related Maximum Cap Rate.

Maximum Cap Rate:
The Maximum Cap Rate for any Distribution Date and any Adjustable-Rate Certificates is calculated in the same manner as the related Net WAC Rate Cap, but based on the Expense Adjusted Net Maximum Mortgage Rates of the applicable Mortgage Loans rather than the Expense Adjusted Net Mortgage Rates of the applicable Mortgage Loans, plus, an amount, expressed as a per annum rate, equal to a fraction, the numerator of which is equal to the Net Swap Payment made by the Swap Provider and the denominator of which is equal to the aggregate principal balance of the Mortgage Loans, multiplied by 12.

Coupon Step-up:
After the Optional Termination Date, if the majority holders of the Class CE Certificates, the Master Servicer (or NIMs Insurer, if any) fails to exercise its right to terminate the Trust, the certificate margins with respect to the Adjustable-Rate Certificates on any then outstanding Certificates will increase according to the following:

	Certificates	After Optional Termination
	Class A Certificates	2x Applicable Margin
	Class M Certificates	1.5x Applicable Margin

Net WAC Rate Carryover Amount:
For any Distribution Date, (i) the excess of (a) the amount of interest such class would have accrued for such Distribution Date had the applicable Pass-Through Rate not been subject to the Net WAC Rate Cap, over (b) the amount of interest such class of Certificates accrued for such Distribution Date based on the Net WAC Rate Cap, together with the unpaid portion of any such amounts from the prior Distribution Date and (ii) accrued interest thereon at the then applicable Pass-Through Rate, without giving effect to the Net WAC Rate Cap. The Net WAC Rate Carryover Amount will be distributed from certain amounts received by the Swap Administrator from the Swap Agreement, if any, and from the Net Monthly Excess Cashflow on a subordinated basis on the same Distribution Date or in any subsequent period. The ratings on each class of Certificates do not address the likelihood of the payment of any Net WAC Rate Carryover Amount.

Swap Agreement:
On the Closing Date, the Trustee will enter into a Swap Agreement with an initial notional amount of $1,841,367,965.46 (the “Swap Agreement”). Under the Swap Agreement, the Trust will be obligated to pay an amount equal to 5.219% per annum on the notional amount as set forth in the Swap Agreement to the Swap Provider, and the Trust will be entitled to receive an amount equal to one-month LIBOR on the notional amount as set forth in the Swap Agreement from the Swap Provider, until the Swap Agreement is terminated. Only the net amount of the two obligations will be paid by the appropriate party (“Net Swap Payment”). See the attached schedule.
Generally, the Net Swap Payment will be deposited into a swap account (the “Swap Account”) by the Swap Administrator pursuant to the Pooling and Servicing Agreement and a swap administration agreement and amounts on deposit in the Swap Account will be distributed in accordance with the terms set forth in the Pooling and Servicing Agreement.

Upon early termination of the Swap Agreement, the Trust or the Swap Provider may be liable to make a termination payment (the ‘‘Swap Termination Payment’’) to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement. In the event that the Trust is required to make a Swap Termination Payment, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, solely from collections on the Mortgage Loans and generally, prior to distributions to Certificateholders.

In the event that the Trust receives a Swap Termination Payment, and a successor Swap Provider cannot be obtained, then such Swap Termination Payment will be deposited into a reserve account and the Swap Administrator, on each subsequent Distribution Date, will withdraw the amount of any Net Swap Payment due to the Trust (calculated in accordance with the terms of the original Swap Agreement) and administer such Net Swap Payment in accordance with the terms of the Pooling and Servicing Agreement and the swap administration agreement.

Interest Carry Forward Amount:
For each class of Class A and Class M Certificates, on any Distribution Date, the sum of (i) the excess of (a) the accrued certificate interest for such class with respect to the prior Distribution Date (excluding any Net WAC Rate Carryover Amount with respect to such class), plus any unpaid Interest Carry Forward Amount from the prior Distribution Date, over (b) the amount actually distributed to such class with respect to interest on such prior Distribution Date and (ii) interest on such excess at the Pass-Through Rate for such class.

Available Funds:
For any Distribution Date, the sum, net of amounts reimbursable to the Master Servicer or the Trustee, of: (i) the aggregate amount of scheduled monthly payments on the Mortgage Loans due during the related Due Period and received on or prior to the related Determination Date; (ii) unscheduled payments in respect of the Mortgage Loans (including prepayments, insurance proceeds, liquidation proceeds, subsequent recoveries and proceeds from repurchases of and substitutions for the Mortgage Loans occurring during the related Prepayment Period or proceeds from the repurchase of the Mortgage Loans due to the Optional Termination of the Trust); (iii) all Master Servicer Advances with respect to the Mortgage Loans received for such Distribution Date; and (iv) all compensating interest paid by the Master Servicer in respect of prepayment interest shortfalls on the Mortgage Loans for the related period.

Class A Principal Distribution Amount:
With respect to the Class A Certificates, prior to the Stepdown Date, or if a Trigger Event is in effect, the Class A Certificates will receive the principal collected on the Mortgage Loans plus any Net Monthly Excess Cashflow and any net swap payment received from the Swap Provider required to maintain the Overcollateralization Target Amount until the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero. On or after the Stepdown Date, if no Trigger Event is in effect, principal paid on the Class A Certificates will be an amount such that each of the Class A Certificates will maintain 2x the Initial Credit Enhancement Percentage as set forth in the Credit Enhancement Percentage table included herein.

Principal distributions on the Group II Certificates will be allocated sequentially, to the Class A-2A, the Class A-2B, Class A-2C, and the Class A-2D Certificates, in that order, until their respective certificate principal balances have been reduced to zero. Notwithstanding the foregoing, if the aggregate Certificate Principal Balance of the Group II Certificates exceeds the aggregate principal balance of the Group II Mortgage Loans, principal distributions will be allocated concurrently, on a pro rata basis.

Notwithstanding the foregoing, if the aggregate Certificate Principal Balance of the Group I or Group II Certificates is reduced to zero, then the amount of principal distributions from the related loan group on that and subsequent Distribution Dates will be distributed to the group of Class A Certificates remaining outstanding, to the extent necessary to provide all required principal distributions to such Certificates.

Class M Principal Distribution Amount:
The Class M Certificates will not receive any principal payments prior to the Stepdown Date. On or after the Stepdown Date (if no Trigger Event is in effect), principal will be paid on the Class M Certificates in the following order: to the Class M-1 Certificates until it reaches 2x the Class M-1 Initial Credit Enhancement Percentage, then to the Class M-2 Certificates until it reaches 2x the Class M-2 Initial Credit Enhancement Percentage, then to the Class M-3 Certificates until it reaches 2x the Class M-3 Initial Credit Enhancement Percentage, then to the Class M-4 Certificates until it reaches 2x the Class M-4 Initial Credit Enhancement Percentage, then to the Class M-5 Certificates until it reaches 2x the Class M-5 Initial Credit Enhancement Percentage, then to the Class M-6 Certificates until it reaches 2x the Class M-6 Initial Credit Enhancement Percentage, then to the Class M-7 Certificates until it reaches 2x the Class M-7 Initial Credit Enhancement Percentage, then to the Class M-8 Certificates until it reaches 2x the Class M-8 Initial Credit Enhancement Percentage, then to the Class M-9 Certificates until it reaches 2x the Class M-9 Initial Credit Enhancement Percentage, and then to the Class M-10 Certificates until it reaches 2x the Class M-10 Initial Credit Enhancement Percentage, in each case, as set forth in the Credit Enhancement Percentage table included herein.

If a Trigger Event is in effect, principal payments will be paid sequentially first to the Class A Certificates and then to the Class M Certificates in their order of seniority until the Certificate Principal Balance of each such class is reduced to zero.

Trigger Event:	If either the Delinquency Trigger Event or Cumulative Loss Test is violated.

Delinquency Trigger Event:
The percentage obtained by dividing (x) the aggregate Stated Principal Balance of (i) Mortgage Loans Delinquent 60 days or more, (ii) REO Properties and (iii) Mortgage Loans in foreclosure and in bankruptcy by (y) the aggregate Stated Principal Balance of the Mortgage Loans, in each case, as of the last day of the previous calendar month, exceeds a percentage (as specified in the Pooling and Servicing Agreement) of the Credit Enhancement Percentage for the most senior class of Certificates then outstanding. In the case of the Class A Certificates, the percentage will be 38.55%.

Cumulative Loss Test:
The aggregate amount of Realized Losses incurred with respect to the Mortgage Loans since the Cut-off Date through the last day of the related Due Period (reduced by the aggregate amount of subsequent recoveries received with respect to the Mortgage Loans from the Cut-off Date through the last day of the related Due Period) divided by the aggregate principal balance of the Mortgage Loans as of the Cut-off Date exceeds the approximate applicable percentages set forth below with respect to such Distribution Date:

	Distribution Date Occurring In	Percentage
	October 2008 through September 2009	1.25% for the first month plus an additional 1/12th of 1.55% for each month thereafter
	October 2009 through September 2010	2.80% for the first month plus an additional 1/12th of 1.65% for each month thereafter
	October 2010 through September 2011	4.45% for the first month plus an additional 1/12th of 1.30% for each month thereafter
	October 2011 through September 2012	5.75% for the first month plus an additional 1/12th of 0.70% for each month thereafter
	October 2012 through September 2013	6.45% for the first month plus an additional 1/12th of 0.05% for each month thereafter
	October 2013 and thereafter	6.50%

Payment Priority:
On each Distribution Date, distributions will be made as follows:

First, to pay any Net Swap Payment or the Swap Termination Payment (not caused by a Swap Provider Trigger Event (as defined in the Swap Agreement)) owed to the Swap Provider and other fees and expenses of the Trust.

From Available Funds, to pay interest on the Class A Certificates pro rata, including any accrued unpaid interest from a prior Distribution Date and then to pay interest excluding any accrued unpaid interest from prior Distribution Dates to the Class M Certificates, sequentially.

From Available Funds, to pay principal on the Class A and the Class M Certificates, in accordance with the principal payment provisions described above.

From Net Monthly Excess Cashflow, if any, to the Certificates then entitled to receive distributions in respect of principal an additional payment of principal in order to reduce the Certificate Principal Balance of such Certificates to the extent necessary to maintain the required Overcollateralization Target Amount.

From Net Monthly Excess Cashflow, if any, to pay Interest Carry Forward Amounts to the Class M Certificates, sequentially.

From Net Monthly Excess Cashflow, if any, to pay any Realized Losses allocated to the Class M Certificates, sequentially.

From Net Monthly Excess Cashflow, if any, to pay the Net WAC Rate Carryover Amount on the Class A and Class M Certificates in the same order of priority as described above.

From Net Monthly Excess Cashflow, if any, to pay the Swap Termination Payment (caused by a Swap Provider Trigger Event) owed to the Swap Provider.

From Net Monthly Excess Cashflow, if any, to pay any remaining amount to the Class CE and Class R Certificates in accordance with the Pooling and Servicing Agreement.

From the Swap Account, to pay any unpaid interest on the Class A Certificates, pro rata, including any accrued unpaid interest from a prior Distribution Date and then to pay any unpaid interest including any accrued unpaid interest from prior Distribution Dates to the Class M Certificates, sequentially.

From the Swap Account, to pay the Net WAC Rate Carryover Amount on the Adjustable-Rate Certificates remaining unpaid in the same order of priority as described above.

From the Swap Account, to pay any principal on the Adjustable-Rate Certificates then entitled to distributions of principal, in accordance with the principal payment provisions described above in an amount necessary to maintain the applicable Overcollateralization Target Amount.

From the Swap Account, to pay any Realized Losses remaining on the Class M Certificates, sequentially.

Part III: Swap Schedule

Distribution Date	Notional Schedule ($)	Distribution Date	Notional Schedule ($)
1	1,841,367,965.46	39	368,331,014.90
2	1,828,943,806.84	40	357,605,041.93
3	1,806,794,524.16	41	347,162,701.04
4	1,784,080,666.10	42	336,937,962.96
5	1,760,837,708.69	43	326,953,832.50
6	1,727,687,619.83	44	317,164,021.91
7	1,694,352,816.19	45	307,680,970.24
8	1,660,832,506.85	46	298,479,776.01
9	1,608,614,784.23	47	289,569,657.69
10	1,557,106,527.88	48	280,924,779.58
11	1,506,458,886.01	49	272,538,601.11
12	1,442,461,348.98	50	264,420,311.28
13	1,381,204,014.20	51	256,537,497.46
14	1,322,674,269.24	52	248,874,063.07
15	1,266,743,980.12	53	241,422,438.87
16	1,213,291,272.38	54	234,176,571.46
17	1,162,118,629.45	55	227,170,526.56
18	1,089,908,125.00	56	220,342,404.35
19	1,022,400,281.50	57	213,734,292.13
20	959,448,408.05	58	207,326,177.92
21	885,800,960.06	59	201,125,963.22
22	818,543,658.75	60	195,093,141.82
23	757,211,171.13	61	189,234,342.73
24	577,441,687.92	62	183,558,309.22
25	565,571,470.35	63	178,003,133.51
26	553,701,252.78	64	172,620,060.29
27	541,831,035.21	65	167,397,686.12
28	529,960,817.64	66	162,291,966.01
29	518,090,600.07	67	157,277,908.10
30	506,220,382.50	68	152,358,542.55
31	430,609,294.16	69	147,505,997.16
32	425,018,372.42	70	142,774,142.75
33	419,427,450.67	71	138,109,164.23
34	413,836,528.92	72	133,395,860.10
35	408,245,607.18	73	0.00
36	402,654,685.43	and
37	390,825,816.92	thereafter
38	379,412,004.82

PART IV: COLLATERAL STATISTICS

Collateral Summary
Statistics given below are for the Mortgage Loans in the pool as of the Cut-off Date. Balances and percentages are based on the Cut-off Date scheduled balances of such Mortgage Loans (except in the case of Debt-to-Income and FICO, which are determined at origination).

	Summary Statistics	Range (if applicable)
Number of Mortgage Loans	9,588

Aggregate Current Principal Balance	$1,992,426,466	$21,000 to $998,988
Average Current Principal Balance	$207,804

Aggregate Original Principal Balance	$1,993,219,258	$21,000 to $1,000,000
Average Original Principal Balance	$207,887

Fully Amortizing Mortgage Loans	100.00%

1st Lien	98.80%

Wtd. Avg. Gross Coupon	8.340%	5.250% to 13.200%

Wtd. Avg. Original Term (months)	359	120 to 360
Wtd. Avg. Remaining Term (months)	358	120 to 360

Margin (ARM Loans Only)	5.890%	4.250% to 7.125%

Maximum Mortgage Rate (ARM Loans Only)	14.461%	11.250% to 18.950%

Minimum Mortgage Rate (ARM Loans Only)	8.461%	5.250% to 12.950%

Wtd. Avg. Original LTV (1)	81.03%	12.60% to 100.00%

Wtd. Avg. Borrower FICO	625	500 to 817

Retail Originations	6.69%

Geographic Distribution (Top 5)	CA (28.37%)
	FL (12.21%)
	IL (7.39%)
	AZ (6.08%)
	NY (5.68%)
(1)The loan-to-value (“OLTV”) of a first-lien mortgage at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the mortgage loan at the date of origination and the denominator of which is the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan. The OLTV of a second lien mortgage loan at any given time is a fraction, expressed as a percentage the numerator of which is (i) the sum of (a) the principal balance of such mortgage loan at the date of origination plus (b) the outstanding balance of the senior mortgage loan at the date of origination of such mortgage loan and the denominator of which is (ii) the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan.

Collateral Type

				Remaining
		Principal Balance	% of Principal	Term to	Debt-to-	Gross
	Number of	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
Collateral Type	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
2YR/6MO LIB	3,020	559,594,167.93	28.09	359	40.30	8.886	604	81.56
2YR/6MO LIB - 40YR	1,041	278,476,756.79	13.98	359	42.94	8.344	631	82.89
2YR/6MO LIB - 5YR IO	718	232,762,722.18	11.68	359	40.45	7.705	657	81.17
3YR/6MO LIB	1,328	258,986,125.62	13.00	359	39.84	8.692	604	80.94
3YR/6MO LIB - 40YR	446	109,606,909.91	5.50	359	42.77	8.151	629	83.98
3YR/6MO LIB - 5YR IO	253	72,166,547.37	3.62	359	40.92	7.690	650	82.82
FIXED RATE	2,378	371,523,482.59	18.65	354	39.61	8.101	637	77.85
FIXED RATE - 40YR	279	71,317,790.89	3.58	359	41.06	7.570	633	79.73
FIXED RATE - 5YR IO	125	37,991,962.71	1.91	358	39.64	7.339	663	81.19
Total:	9,588	1,992,426,465.99	100.00	358	40.67	8.340	625	81.03

[1]Original LTV if first lien, combined LTV if second lien.

Principal Balances at Origination*

		Principal Balance	% of Principal	Term to	Debt-to-	Gross
Range of Principal Balances	Number of	at Origination	Balance as of	Maturity	Income	Coupon		OLTV[1]
at Origination ($)	Mortgage Loans	($)	Origination	(months)	(%)	(%)	FICO	(%)
25,000.00 or less	27	620,598.00	0.03	359	39.92	11.259	662	100.00
25,000.01 - 50,000.00	253	9,835,536.00	0.49	353	40.09	11.255	640	91.68
50,000.01 - 100,000.00	1,757	135,397,374.00	6.79	354	38.40	9.447	606	82.30
100,000.01 - 150,000.00	1,884	235,959,996.30	11.84	357	40.16	8.873	607	80.99
150,000.01 - 200,000.00	1,710	298,499,094.50	14.98	358	40.54	8.487	615	81.46
200,000.01 - 250,000.00	1,209	272,057,528.00	13.65	358	40.85	8.310	618	80.38
250,000.01 - 300,000.00	862	236,272,710.00	11.85	358	40.87	8.194	623	81.47
300,000.01 - 350,000.00	577	186,163,651.00	9.34	359	41.09	7.936	632	80.37
350,000.01 - 400,000.00	381	142,169,377.00	7.13	359	40.81	7.996	638	82.17
400,000.01 - 450,000.00	272	116,732,215.00	5.86	359	41.34	7.993	639	81.37
450,000.01 - 500,000.00	288	136,915,486.00	6.87	359	41.31	8.020	644	80.61
500,000.01 - 550,000.00	131	68,737,960.00	3.45	358	41.21	7.999	643	81.47
550,000.01 - 600,000.00	92	53,066,929.00	2.66	359	41.77	8.050	644	82.13
600,000.01 - 650,000.00	54	33,585,120.00	1.68	359	39.38	7.639	654	77.84
650,000.01 - 700,000.00	43	28,886,183.00	1.45	359	38.91	8.064	646	79.25
700,000.01 - 750,000.00	20	14,578,850.00	0.73	359	42.79	7.779	656	74.30
750,000.01 or greater	28	23,740,650.00	1.19	359	44.17	7.514	663	73.35
Total:	9,588	1,993,219,257.80	100.00	358	40.67	8.340	625	81.03

[1]Original LTV if first lien, combined LTV if second lien.

*Based on the original balances of the Mortgage Loans.

Principal Balance as of the Cut-off Date

				Remaining
		Principal Balance	% of Principal	Term to	Debt-to-	Gross
Range of Principal Balances	Number of	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
as of the Cut-off Date ($)	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
25,000.00 or less	27	620,377.58	0.03	359	39.92	11.259	662	100.00
25,000.01 - 50,000.00	257	10,031,098.83	0.50	353	40.04	11.212	639	91.40
50,000.01 - 100,000.00	1,755	135,318,385.12	6.79	354	38.40	9.447	606	82.29
100,000.01 - 150,000.00	1,882	235,646,349.51	11.83	357	40.16	8.873	607	81.00
150,000.01 - 200,000.00	1,710	298,376,866.85	14.98	358	40.54	8.487	615	81.46
200,000.01 - 250,000.00	1,209	271,956,209.02	13.65	358	40.85	8.310	618	80.38
250,000.01 - 300,000.00	863	236,481,540.36	11.87	358	40.85	8.194	623	81.48
300,000.01 - 350,000.00	577	186,143,920.66	9.34	359	41.13	7.938	632	80.35
350,000.01 - 400,000.00	380	141,774,986.15	7.12	359	40.79	7.993	639	82.19
400,000.01 - 450,000.00	272	116,697,476.87	5.86	359	41.34	7.993	639	81.37
450,000.01 - 500,000.00	288	136,867,527.15	6.87	359	41.31	8.020	644	80.61
500,000.01 - 550,000.00	131	68,710,735.39	3.45	358	41.21	7.999	643	81.47
550,000.01 - 600,000.00	92	53,051,172.34	2.66	359	41.77	8.050	644	82.13
600,000.01 - 650,000.00	54	33,572,094.30	1.68	359	39.38	7.639	654	77.84
650,000.01 - 700,000.00	43	28,875,247.19	1.45	359	38.91	8.064	646	79.25
700,000.01 - 750,000.00	20	14,574,371.52	0.73	359	42.79	7.779	656	74.31
750,000.01 or greater	28	23,728,107.15	1.19	359	44.17	7.514	663	73.35
Total:	9,588	1,992,426,465.99	100.00	358	40.67	8.340	625	81.03

[1]Original LTV if first lien, combined LTV if second lien.

Remaining Term to Maturity

				Remaining
		Principal Balance	% of Principal	Term to	Debt-to-	Gross
	Number of	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
Range of Months Remaining	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
61 to 120	2	131,000.00	0.01	120	32.16	10.189	631	25.12
121 to 180	69	8,036,382.37	0.40	179	39.82	8.175	624	72.13
181 to 240	44	5,123,060.88	0.26	239	39.69	7.949	639	71.62
241 to 300	11	1,527,232.89	0.08	299	40.64	7.953	653	77.30
301 to 360	9,462	1,977,608,789.85	99.26	359	40.68	8.342	625	81.10
Total:	9,588	1,992,426,465.99	100.00	358	40.67	8.340	625	81.03

[1]Original LTV if first lien, combined LTV if second lien.

Current Mortgage Rates

				Remaining
		Principal Balance	% of Principal	Term to	Debt-to-	Gross
	Number of	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
Range of Current Mortgage Rates (%)	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
5.000 - 5.499	1	384,000.00	0.02	358	42.00	5.250	500	75.59
5.500 - 5.999	25	7,781,282.56	0.39	354	33.86	5.932	731	59.73
6.000 - 6.499	188	68,849,135.70	3.46	356	38.74	6.188	713	63.47
6.500 - 6.999	487	143,279,862.99	7.19	358	40.58	6.809	650	77.25
7.000 - 7.499	981	262,631,111.55	13.18	358	40.03	7.244	640	79.67
7.500 - 7.999	1,790	427,065,270.80	21.43	358	40.89	7.756	631	80.09
8.000 - 8.499	1,247	279,323,965.90	14.02	358	41.59	8.238	623	80.86
8.500 - 8.999	1,516	302,119,831.89	15.16	358	41.22	8.744	609	81.68
9.000 - 9.499	830	147,225,271.61	7.39	358	40.51	9.229	608	83.84
9.500 - 9.999	1,006	164,436,882.59	8.25	358	39.92	9.734	598	85.57
10.000 - 10.499	512	74,867,297.84	3.76	359	40.73	10.220	599	86.23
10.500 - 10.999	414	56,195,652.28	2.82	358	40.32	10.711	594	87.95
11.000 - 11.499	166	19,697,414.10	0.99	359	39.34	11.204	601	89.29
11.500 - 11.999	194	21,901,442.48	1.10	358	41.51	11.728	624	91.74
12.000 - 12.499	133	10,720,632.72	0.54	359	41.27	12.176	641	93.22
12.500 - 12.999	89	5,621,775.43	0.28	357	42.92	12.696	613	92.52
13.000 - 13.499	9	325,635.55	0.02	359	43.73	13.041	648	100.00
Total:	9,588	1,992,426,465.99	100.00	358	40.67	8.340	625	81.03

[1]Original LTV if first lien, combined LTV if second lien.

Original Loan-to-Value Ratios(1)

				Remaining
		Principal Balance	% of Principal	Term to	Debt-to-	Gross
Range of Original	Number of	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[2]
Loan-to-Value Ratios (%)	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
0.01 to 25.00	25	2,136,254.63	0.11	339	36.37	8.193	636	19.99
25.01 to 30.00	28	3,554,138.41	0.18	350	37.50	7.556	645	27.96
30.01 to 35.00	27	3,645,825.90	0.18	352	38.35	7.993	623	32.55
35.01 to 40.00	48	6,834,954.60	0.34	353	36.47	8.133	635	37.62
40.01 to 45.00	61	11,325,641.25	0.57	358	39.78	7.790	611	42.55
45.01 to 50.00	76	14,484,936.55	0.73	348	35.93	7.686	636	48.03
50.01 to 55.00	145	30,800,650.96	1.55	356	37.98	7.420	647	53.05
55.01 to 60.00	206	46,065,775.53	2.31	355	39.99	7.491	632	57.99
60.01 to 65.00	339	78,081,958.89	3.92	357	39.63	7.654	627	63.50
65.01 to 70.00	386	77,157,829.58	3.87	358	41.29	8.168	590	68.48
70.01 to 75.00	577	119,290,446.90	5.99	358	41.45	8.267	591	74.11
75.01 to 80.00	3,148	761,688,151.87	38.23	358	41.00	8.034	639	79.79
80.01 to 85.00	931	197,596,933.26	9.92	358	40.58	8.268	602	84.30
85.01 to 90.00	2,030	385,840,642.84	19.37	358	39.68	8.746	616	89.63
90.01 to 95.00	975	196,939,773.47	9.88	359	41.81	8.874	636	94.74
95.01 - 100.00	586	56,982,551.35	2.86	359	42.79	10.988	656	99.96
Total:	9,588	1,992,426,465.99	100.00	358	40.67	8.340	625	81.03

(1)The loan-to-value(“OLTV”) of a first-lien mortgage at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the mortgage loan at the date of origination and the denominator of which is the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan. The OLTV of a second lien mortgage loan at any given time is a fraction, expressed as a percentage the numerator of which is (i) the sum of (a) the principal balance of such mortgage loan at the date of origination plus (b) the outstanding balance of the senior mortgage loan at the date of origination of such mortgage loan and the denominator of which is (ii) the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan.

[2] Original LTV if first lien, combined LTV if second lien.

FICO Scores at Origination

				Remaining
		Principal Balance	% of Principal	Term to	Debt-to-	Gross
	Number of	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
Range of FICO Scores at Origination	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
500 to 519	437	72,555,726.44	3.64	359	42.08	9.230	510	75.74
520 to 539	601	105,042,644.57	5.27	358	40.69	9.075	530	76.81
540 to 559	676	119,237,814.17	5.98	357	41.45	8.911	550	79.72
560 to 579	723	126,949,634.57	6.37	359	40.75	8.752	569	79.39
580 to 599	888	171,103,962.65	8.59	358	40.76	8.616	589	82.00
600 to 619	1,373	282,229,782.78	14.17	358	41.14	8.328	609	82.37
620 to 639	1,555	339,577,339.69	17.04	358	41.37	8.224	629	82.93
640 to 659	1,242	276,885,914.21	13.90	358	40.46	8.150	649	82.58
660 to 679	744	171,023,703.76	8.58	358	40.09	8.078	669	81.94
680 to 699	549	131,819,728.29	6.62	358	40.05	7.944	689	81.24
700 to 719	334	77,551,735.74	3.89	358	39.90	7.978	709	80.69
720 to 739	172	38,946,364.17	1.95	358	38.36	7.931	728	80.49
740 to 759	139	35,421,586.42	1.78	359	38.09	7.756	749	79.09
760 to 779	90	24,498,456.23	1.23	358	38.35	7.261	769	72.48
780 to 799	46	13,958,923.34	0.70	355	37.61	7.031	790	67.15
800 or greater	19	5,623,148.96	0.28	359	38.36	7.127	805	66.16
Total:	9,588	1,992,426,465.99	100.00	358	40.67	8.340	625	81.03

[1]Original LTV if first lien, combined LTV if second lien.

Debt-to-Income Ratios

				Remaining
		Principal Balance	% of Principal	Term to	Debt-to-	Gross
Range of Debt-to-Income	Number of	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
Ratios (%)	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
0.01 to 20.00	389	73,675,231.91	3.70	358	13.98	8.325	634	79.36
20.01 - 25.00	418	75,152,280.14	3.77	358	23.20	8.354	628	79.18
25.01 - 30.00	635	122,501,324.17	6.15	357	28.28	8.269	632	79.91
30.01 - 35.00	1,014	196,801,334.34	9.88	358	33.22	8.306	622	79.42
35.01 - 40.00	1,434	294,204,983.88	14.77	358	38.18	8.273	630	80.47
40.01 - 45.00	2,315	495,275,001.02	24.86	358	43.13	8.364	627	82.00
45.01 - 50.00	3,067	668,771,326.32	33.57	358	48.06	8.392	624	82.87
50.01 - 55.00	316	66,044,984.21	3.31	357	53.32	8.180	588	68.63
Total:	9,588	1,992,426,465.99	100.00	358	40.67	8.340	625	81.03

[1]Original LTV if first lien, combined LTV if second lien.

Geographic Distribution

				Remaining
		Principal Balance	% of Principal	Term to	Debt-to-	Gross
	Number of	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
Geographic Location	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
Alabama	54	7,098,817.69	0.36	349	41.76	8.869	608	83.95
Alaska	13	2,676,176.89	0.13	359	38.52	8.712	590	83.89
Arizona	656	121,080,494.01	6.08	359	40.97	8.531	627	82.46
Arkansas	24	2,964,858.46	0.15	354	37.95	9.034	606	87.19
California	1,626	565,216,880.71	28.37	359	41.29	7.975	644	78.73
Colorado	195	34,730,163.50	1.74	358	40.48	7.954	627	84.58
Connecticut	124	24,257,530.85	1.22	358	39.78	8.356	626	79.27
Delaware	28	5,206,602.01	0.26	359	38.62	8.574	591	82.49
District of Columbia	1	174,878.95	0.01	359	36.00	7.850	610	52.44
Florida	1,234	243,231,440.81	12.21	358	40.71	8.382	621	80.31
Georgia	38	4,980,006.20	0.25	352	39.47	9.403	602	82.72
Hawaii	47	13,997,248.21	0.70	359	39.37	7.455	641	75.78
Idaho	29	4,815,676.29	0.24	359	40.54	8.341	626	82.46
Illinois	784	147,248,382.25	7.39	358	41.81	8.709	618	83.79
Indiana	166	15,294,827.57	0.77	356	37.70	9.194	616	86.60
Iowa	56	4,758,544.64	0.24	359	38.80	9.856	581	87.14
Kansas	39	4,950,721.54	0.25	355	40.60	9.329	605	87.47
Kentucky	37	4,223,858.95	0.21	352	39.91	8.898	595	86.63
Louisiana	142	17,264,273.32	0.87	358	40.68	9.172	603	84.41
Maine	12	2,537,286.90	0.13	359	37.58	8.222	612	79.46
Maryland	388	87,608,396.77	4.40	359	41.22	7.992	605	79.54
Massachusetts	159	40,354,481.77	2.03	359	41.00	8.220	625	79.93
Michigan	283	31,714,740.40	1.59	359	39.07	9.256	603	85.99
Minnesota	113	21,564,903.66	1.08	355	41.11	8.436	610	83.98
Mississippi	33	3,370,204.22	0.17	359	42.27	9.525	589	87.35
Missouri	226	24,691,250.25	1.24	358	39.87	9.308	601	87.17
Montana	5	796,862.83	0.04	359	49.39	8.335	610	81.50
Nebraska	62	6,016,812.71	0.30	354	40.74	8.958	612	85.74
Nevada	165	40,087,488.60	2.01	359	41.34	8.252	633	82.78
New Hampshire	15	2,352,853.66	0.12	357	35.53	8.737	632	79.22
New Jersey	349	93,253,324.58	4.68	358	40.50	8.238	615	80.01
New Mexico	64	11,964,613.32	0.60	359	41.79	8.863	612	84.64
New York	356	113,137,628.07	5.68	359	39.90	7.924	637	78.08
North Carolina	98	13,157,242.97	0.66	357	39.34	9.125	607	85.76
North Dakota	2	225,498.53	0.01	359	38.36	8.035	603	81.03
Ohio	230	24,785,979.11	1.24	355	38.47	9.159	590	86.09
Oklahoma	81	7,881,868.93	0.40	350	36.53	9.178	606	86.27
Oregon	57	11,675,871.77	0.59	359	37.81	8.248	619	80.53
Pennsylvania	286	37,585,550.93	1.89	356	38.74	8.616	596	82.74
Rhode Island	55	12,495,242.56	0.63	359	38.88	7.855	635	80.96
South Carolina	62	8,460,553.29	0.42	358	39.62	8.992	610	86.91
South Dakota	5	553,886.51	0.03	359	40.16	8.717	601	89.99
Tennessee	67	7,412,450.78	0.37	352	40.67	9.279	578	86.60
Texas	550	65,020,693.34	3.26	355	38.85	9.007	610	84.23
Utah	172	29,505,058.82	1.48	358	38.93	8.546	632	83.55
Vermont	4	539,280.87	0.03	359	42.27	8.605	605	57.78
Washington	189	41,932,955.72	2.10	359	41.38	7.960	633	79.14
Wisconsin	189	25,213,342.15	1.27	358	41.17	9.431	602	84.68
Wyoming	18	2,358,759.12	0.12	359	42.59	8.795	596	86.55
Total:	9,588	1,992,426,465.99	100.00	358	40.67	8.340	625	81.03

[1]Original LTV if first lien, combined LTV if second lien.

Occupancy Status*

				Remaining
		Principal Balance	% of Principal	Term to	Debt-to-	Gross
	Number of	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
Occupancy Status*	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
Primary	8,564	1,830,433,038.65	91.87	358	41.18	8.269	623	80.78
Investor	928	142,932,699.59	7.17	359	34.38	9.265	647	84.13
Second Home	96	19,060,727.75	0.96	354	39.51	8.247	654	81.96
Total:	9,588	1,992,426,465.99	100.00	358	40.67	8.340	625	81.03

[1]Original LTV if first lien, combined LTV if second lien.

*Based on mortgagor representation at origination.

Documentation Type

				Remaining
		Principal Balance	% of Principal	Term to	Debt-to-	Gross
	Number of	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
Documentation Type	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
Full Documentation	5,618	1,090,185,451.08	54.72	358	40.31	8.021	613	79.81
Stated Documentation	3,173	724,318,826.39	36.35	359	41.42	8.805	646	82.81
Limited Documentation	797	177,922,188.52	8.93	358	39.82	8.404	614	81.30
Total:	9,588	1,992,426,465.99	100.00	358	40.67	8.340	625	81.03

[1]Original LTV if first lien, combined LTV if second lien.

Loan Purpose

				Remaining
		Principal Balance	% of Principal	Term to	Debt-to-	Gross
	Number of	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
Loan Purpose	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
Refinance-Debt Consolidation Cash Out**	5,003	1,049,245,807.01	52.66	357	40.71	8.255	608	78.66
Purchase	4,104	851,030,138.77	42.71	359	40.69	8.489	645	84.11
Refinance-Debt Consolidation No Cash Out***	481	92,150,520.21	4.63	356	40.03	7.933	637	79.69
Total:	9,588	1,992,426,465.99	100.00	358	40.67	8.340	625	81.03

[1]Original LTV if first lien, combined LTV if second lien.

** Cash proceeds to the borrower inclusive of debt consolidation payments exceed 2% or $2,000 of the original principal balance of the related loan. Also includes all home equity loans originated in Texas with any cash proceeds.

*** Cash proceeds to the borrower inclusive of debt consolidation payments do not exceed 2% or $2,000 of the original principal balance of the related loan. Excludes home equity loans originated in Texas with any cash proceeds.

Credit Grade

				Remaining
		Principal Balance	% of Principal	Term to	Debt-to-	Gross
	Number of	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
Risk Category	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
I	8,555	1,812,160,095.61	90.95	359	40.61	8.318	628	81.50
II	131	21,997,583.93	1.10	357	40.23	8.615	596	82.26
III	30	5,692,530.44	0.29	359	37.22	8.818	558	70.81
IV	99	17,008,259.76	0.85	355	41.64	9.209	564	69.80
V	8	2,269,888.90	0.11	359	41.60	8.740	556	60.83
8A	19	3,009,714.24	0.15	339	40.93	6.727	744	73.13
7A	9	1,649,646.77	0.08	334	31.44	7.119	700	80.30
6A	81	15,579,049.18	0.78	351	40.88	7.595	668	78.60
5A	94	18,672,672.56	0.94	347	39.55	7.686	650	78.87
4A	100	17,125,075.58	0.86	345	40.58	8.389	629	80.73
3A	83	14,496,910.61	0.73	354	42.38	8.525	612	78.17
2A	90	15,859,312.81	0.80	353	42.04	8.880	607	77.19
A	130	21,005,205.98	1.05	356	43.10	8.827	572	75.31
B	82	13,130,457.21	0.66	356	43.08	9.004	558	71.18
C	54	9,232,714.07	0.46	359	41.74	9.417	545	73.27
D	23	3,537,348.34	0.18	357	44.83	9.942	527	67.28
Total:	9,588	1,992,426,465.99	100.00	358	40.67	8.340	625	81.03

[1]Original LTV if first lien, combined LTV if second lien.

Property Type

				Remaining
		Principal Balance	% of Principal	Term to	Debt-to-	Gross
	Number of	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
Property Type	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
Single Family Detached	7,135	1,445,251,970.26	72.54	358	40.78	8.329	623	80.93
Single Family Attached	19	3,507,524.76	0.18	359	40.91	8.621	631	80.80
Two-to Four-Family	602	157,578,018.31	7.91	359	39.16	8.347	640	80.01
Condo	727	133,119,550.70	6.68	359	40.58	8.589	637	82.34
PUD	1,067	245,265,394.95	12.31	359	41.00	8.275	626	81.57
PUD Attached	38	7,704,007.01	0.39	359	42.45	7.971	620	82.42
Total:	9,588	1,992,426,465.99	100.00	358	40.67	8.340	625	81.03

[1]Original LTV if first lien, combined LTV if second lien.

Prepayment Charge Term at Origination

				Remaining
		Principal Balance	% of Principal	Term to	Debt-to-	Gross
Prepayment Charge Term	Number of	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
at Origination (months)	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
No Prepayment Penalty	3,596	722,579,426.14	36.27	358	40.92	8.723	622	82.29
12 months	450	129,327,049.55	6.49	359	39.75	8.108	641	80.02
24 months	3,435	736,200,961.39	36.95	359	41.03	8.276	622	82.01
30 months	4	708,883.28	0.04	335	39.33	7.835	649	77.13
36 months	2,103	403,610,145.63	20.26	356	39.87	7.849	632	77.34
Total:	9,588	1,992,426,465.99	100.00	358	40.67	8.340	625	81.03

[1]Original LTV if first lien, combined LTV if second lien.

Conforming Balance

				Remaining
		Principal Balance	% of Principal	Term to	Debt-to-	Gross
	Number of	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
Conforming Balance	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
Conforming	8,720	1,570,896,345.18	78.84	358	40.44	8.417	620	81.19
Non-conforming	868	421,530,120.81	21.16	359	41.55	8.053	645	80.45
Total:	9,588	1,992,426,465.99	100.00	358	40.67	8.340	625	81.03

[1]Original LTV if first lien, combined LTV if second lien.

Maximum Mortgage Rates of the Adjustable-Rate Loans

				Remaining
		Principal Balance	% of Principal	Term to	Debt-to-	Gross
Range of Maximum	Number of	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
Mortgage Rates (%)	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
11.000 - 11.499	1	384,000.00	0.03	358	42.00	5.250	500	75.59
11.500 - 11.999	3	857,436.19	0.06	359	30.95	5.872	698	64.19
12.000 - 12.499	53	16,003,104.34	1.06	359	40.86	6.268	647	74.20
12.500 - 12.999	258	84,198,514.15	5.57	359	40.95	6.833	650	78.42
13.000 - 13.499	619	175,722,170.61	11.62	359	40.22	7.249	641	79.60
13.500 - 13.999	1,305	328,974,475.70	21.76	359	41.21	7.758	633	80.31
14.000 - 14.499	1,003	238,515,617.19	15.78	359	41.85	8.237	625	80.87
14.500 - 14.999	1,192	256,760,091.35	16.99	359	41.41	8.747	610	81.89
15.000 - 15.499	653	124,323,625.65	8.22	359	40.55	9.234	610	83.95
15.500 - 15.999	790	142,237,746.95	9.41	359	39.73	9.732	599	85.87
16.000 - 16.499	393	62,600,485.10	4.14	359	40.80	10.214	598	86.49
16.500 - 16.999	316	46,974,428.28	3.11	359	40.45	10.713	593	87.89
17.000 - 17.499	103	14,528,702.63	0.96	359	39.29	11.200	598	88.69
17.500 - 17.999	83	13,840,841.96	0.92	359	40.55	11.699	592	88.61
18.000 - 18.499	27	4,309,930.55	0.29	359	39.10	12.208	586	83.61
18.500 - 18.999	7	1,362,059.15	0.09	359	40.54	12.779	530	70.78
Total:	6,806	1,511,593,229.80	100.00	359	40.94	8.461	621	81.87

[1]Original LTV if first lien, combined LTV if second lien.

Minimum Mortgage Rates of the Adjustable-Rate Loans

				Remaining
		Principal Balance	% of Principal	Term to	Debt-to-	Gross
Range of Minimum	Number of	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
Mortgage Rates (%)	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
5.000 - 5.499	1	384,000.00	0.03	358	42.00	5.250	500	75.59
5.500 - 5.999	3	857,436.19	0.06	359	30.95	5.872	698	64.19
6.000 - 6.499	53	16,003,104.34	1.06	359	40.86	6.268	647	74.20
6.500 - 6.999	258	84,198,514.15	5.57	359	40.95	6.833	650	78.42
7.000 - 7.499	619	175,722,170.61	11.62	359	40.22	7.249	641	79.60
7.500 - 7.999	1,305	328,974,475.70	21.76	359	41.21	7.758	633	80.31
8.000 - 8.499	1,003	238,515,617.19	15.78	359	41.85	8.237	625	80.87
8.500 - 8.999	1,192	256,760,091.35	16.99	359	41.41	8.747	610	81.89
9.000 - 9.499	653	124,323,625.65	8.22	359	40.55	9.234	610	83.95
9.500 - 9.999	790	142,237,746.95	9.41	359	39.73	9.732	599	85.87
10.000 - 10.499	393	62,600,485.10	4.14	359	40.80	10.214	598	86.49
10.500 - 10.999	316	46,974,428.28	3.11	359	40.45	10.713	593	87.89
11.000 - 11.499	103	14,528,702.63	0.96	359	39.29	11.200	598	88.69
11.500 - 11.999	83	13,840,841.96	0.92	359	40.55	11.699	592	88.61
12.000 - 12.499	27	4,309,930.55	0.29	359	39.10	12.208	586	83.61
12.500 - 12.999	7	1,362,059.15	0.09	359	40.54	12.779	530	70.78
Total:	6,806	1,511,593,229.80	100.00	359	40.94	8.461	621	81.87

[1]Original LTV if first lien, combined LTV if second lien.

Gross Margins of the Adjustable-Rate Loans

				Remaining
		Principal Balance	% of Principal	Term to	Debt-to-	Gross
Range of	Number of	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
Gross Margins (%)	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
4.250 - 4.499	13	2,162,298.37	0.14	358	43.32	9.043	588	78.80
4.500 - 4.749	507	105,243,941.26	6.96	359	41.85	8.724	616	83.98
5.250 - 5.499	20	4,303,562.14	0.28	359	46.20	7.404	667	79.70
5.500 - 5.749	27	6,589,008.19	0.44	359	41.76	7.714	645	78.69
5.750 - 5.999	38	7,663,645.57	0.51	359	41.51	8.222	630	83.27
6.000 - 6.249	6,166	1,379,352,512.28	91.25	359	40.83	8.446	622	81.75
6.250 - 6.499	18	3,168,312.89	0.21	357	46.94	8.689	565	80.31
6.500 - 6.749	4	513,913.01	0.03	356	43.75	9.367	561	71.37
6.750 - 6.999	11	1,758,036.09	0.12	356	41.07	9.206	540	74.09
7.000 - 7.249	2	838,000.00	0.06	359	40.00	8.647	583	87.48
Total:	6,806	1,511,593,229.80	100.00	359	40.94	8.461	621	81.87

[1]Original LTV if first lien, combined LTV if second lien.

Next Adjustment Date of the Adjustable-Rate Loans

				Remaining
		Principal Balance	% of Principal	Term to	Debt-to-	Gross
	Number of	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
Next Adjustment Date	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
March 1, 2008	17	2,527,482.91	0.17	354	36.35	8.498	608	89.32
April 1, 2008	25	4,717,664.35	0.31	355	40.40	8.944	584	85.64
May 1, 2008	5	832,929.51	0.06	356	22.91	7.940	607	76.97
June 1, 2008	72	14,222,724.99	0.94	357	42.22	8.869	606	86.68
July 1, 2008	133	30,444,416.32	2.01	358	39.93	8.246	620	80.90
August 1, 2008	3,374	771,469,078.82	51.04	359	41.06	8.445	624	81.88
September, 1 2008	1,153	246,619,350.00	16.32	360	41.09	8.623	618	81.35
February 1, 2009	1	49,765.12	0.00	353	40.00	8.100	572	76.92
March 1, 2009	4	698,577.60	0.05	354	44.48	8.241	581	87.08
April 1, 2009	15	2,381,393.13	0.16	355	42.20	8.209	601	80.85
May 1, 2009	3	583,576.63	0.04	356	47.28	8.429	588	85.96
June 1, 2009	12	2,513,467.00	0.17	357	43.73	8.172	639	85.32
July 1, 2009	43	8,356,206.74	0.55	358	43.37	8.729	607	84.29
August 1, 2009	1,443	313,913,614.68	20.77	359	40.72	8.409	620	82.38
September, 1 2009	506	112,262,982.00	7.43	360	40.46	8.335	614	80.67
Total:	6,806	1,511,593,229.80	100.00	359	40.94	8.461	621	81.87

[1]Original LTV if first lien, combined LTV if second lien.

Initial Periodic Cap of the Adjustable-Rate Loans

				Remaining
		Principal Balance	% of Principal	Term to	Debt-to-	Gross
	Number of	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
Initial Periodic Cap (%)	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
2.000	6,806	1,511,593,229.80	100.00	359	40.94	8.461	621	81.87
Total:	6,806	1,511,593,229.80	100.00	359	40.94	8.461	621	81.87

[1]Original LTV if first lien, combined LTV if second lien.

Periodic Cap of the Adjustable-Rate Loans

				Remaining
		Principal Balance	% of Principal	Term to	Debt-to-	Gross
	Number of	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
Periodic Cap (%)	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
1.000	6,806	1,511,593,229.80	100.00	359	40.94	8.461	621	81.87
Total:	6,806	1,511,593,229.80	100.00	359	40.94	8.461	621	81.87

[1]Original LTV if first lien, combined LTV if second lien.

Loan Source

				Remaining
		Principal Balance	% of Principal	Term to	Debt-to-	Gross
	Number of	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
Loan Source	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
Wholesale	8,823	1,859,128,358.64	93.31	358	40.61	8.332	626	81.35
Retail	765	133,298,107.35	6.69	352	41.57	8.460	611	76.67
Total:	9,588	1,992,426,465.99	100.00	358	40.67	8.340	625	81.03

[1]Original LTV if first lien, combined LTV if second lien.

Historical Delinquency of the Mortgage Loans Since Origination

				Remaining
		Principal Balance	% of Principal	Term to	Debt-to-	Gross
	Number of	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
Status	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
Never Delinquent	9,522	1,983,373,003.59	99.55	358	40.67	8.335	626	81.01
1 x 30	66	9,053,462.40	0.45	355	41.47	9.417	597	86.75
Total:	9,588	1,992,426,465.99	100.00	358	40.67	8.340	625	81.03

[1]Original LTV if first lien, combined LTV if second lien.

Collateral Summary
Statistics given below are for the Mortgage Loans in the pool as of the Cut-off Date. Balances and percentages are based on the Cut-off Date scheduled balances of such Mortgage Loans (except in the case of Debt-to-Income and FICO, which are determined at origination).

	Summary Statistics	Range (if applicable)
Number of Mortgage Loans	5,865

Aggregate Current Principal Balance	$992,183,536	$21,000 to $664,353
Average Current Principal Balance	$169,170

Aggregate Original Principal Balance	$992,647,258	$21,000 to $666,000
Average Original Principal Balance	$169,249

Fully Amortizing Mortgage Loans	100.00%

1st Lien	99.35%

Wtd. Avg. Gross Coupon	8.418%	5.250% to 13.050%

Wtd. Avg. Original Term (months)	359	120 to 360
Wtd. Avg. Remaining Term (months)	358	120 to 360

Margin (ARM Loans Only)	5.836%	4.250% to 6.750%

Maximum Mortgage Rate (ARM Loans Only)	14.580%	11.250% to 18.850%

Minimum Mortgage Rate (ARM Loans Only)	8.580%	5.250% to 12.850%

Wtd. Avg. Original LTV (1)	80.65%	12.60% to 100.00%

Wtd. Avg. Borrower FICO	612	500 to 813

Retail Originations	10.03%

Geographic Distribution (Top 5)	CA (13.24%)
	FL (11.87%)
	IL (10.37%)
	AZ (7.82%)
	MD (5.90%)
(1)The loan-to-value (“OLTV”) of a first-lien mortgage at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the mortgage loan at the date of origination and the denominator of which is the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan. The OLTV of a second lien mortgage loan at any given time is a fraction, expressed as a percentage the numerator of which is (i) the sum of (a) the principal balance of such mortgage loan at the date of origination plus (b) the outstanding balance of the senior mortgage loan at the date of origination of such mortgage loan and the denominator of which is (ii) the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan.

Collateral Type

				Remaining
		Principal Balance	% of Principal	Term to	Debt-to-	Gross
	Number of	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
Collateral Type	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
2YR/6MO LIB	2,004	314,338,386.74	31.68	359	40.36	8.961	594	81.15
2YR/6MO LIB - 40YR	489	99,709,980.48	10.05	359	42.83	8.314	618	83.29
2YR/6MO LIB - 5YR IO	237	55,110,552.98	5.55	359	40.39	7.607	649	82.05
3YR/6MO LIB	999	172,980,774.95	17.43	359	39.72	8.760	598	80.40
3YR/6MO LIB - 40YR	294	63,919,311.23	6.44	359	42.67	8.069	618	84.03
3YR/6MO LIB - 5YR IO	154	37,440,704.78	3.77	358	41.94	7.569	645	82.91
FIXED RATE	1,443	194,615,054.86	19.61	353	40.84	8.090	623	77.33
FIXED RATE - 40YR	180	38,418,745.19	3.87	359	42.01	7.436	632	78.01
FIXED RATE - 5YR IO	65	15,650,024.89	1.58	359	41.94	7.214	665	80.20
Total:	5,865	992,183,536.10	100.00	358	40.89	8.418	612	80.65

[1]Original LTV if first lien, combined LTV if second lien.

Principal Balances at Origination*

		Principal Balance	% of Principal	Term to	Debt-to-	Gross
Range of Principal Balances	Number of	at Origination	Balance as of	Maturity	Income	Coupon		OLTV[1]
at Origination ($)	Mortgage Loans	($)	Origination	(months)	(%)	(%)	FICO	(%)
25,000.00 or less	18	408,450.00	0.04	359	41.70	11.335	660	100.00
25,000.01 - 50,000.00	170	6,364,906.00	0.64	354	41.31	11.478	639	93.55
50,000.01 - 100,000.00	1,217	95,110,722.00	9.58	354	38.75	9.348	598	80.99
100,000.01 - 150,000.00	1,457	182,294,231.30	18.36	357	40.83	8.761	603	80.59
150,000.01 - 200,000.00	1,201	209,058,189.00	21.06	358	41.31	8.466	610	81.19
200,000.01 - 250,000.00	756	170,069,341.00	17.13	358	41.18	8.290	609	79.81
250,000.01 - 300,000.00	520	142,431,464.00	14.35	359	41.57	8.108	613	80.61
300,000.01 - 350,000.00	296	95,583,927.00	9.63	359	41.75	7.727	623	78.70
350,000.01 - 400,000.00	160	59,434,391.00	5.99	359	40.32	7.856	629	81.66
400,000.01 - 450,000.00	41	17,307,600.00	1.74	359	39.68	7.828	647	82.29
450,000.01 - 500,000.00	18	8,491,737.00	0.86	359	38.46	7.971	652	81.71
500,000.01 - 550,000.00	7	3,612,300.00	0.36	359	32.10	8.317	642	80.82
550,000.01 - 600,000.00	1	553,500.00	0.06	360	35.00	7.550	664	90.00
600,000.01 - 650,000.00	2	1,260,500.00	0.13	359	40.37	8.156	636	83.24
650,000.01 - 700,000.00	1	666,000.00	0.07	357	50.00	7.000	688	90.00
Total:	5,865	992,647,258.30	100.00	358	40.89	8.418	612	80.65

[1]Original LTV if first lien, combined LTV if second lien.

*Based on the original balances of the Mortgage Loans.

Principal Balance as of the Cut-off Date

				Remaining
		Principal Balance	% of Principal	Term to	Debt-to-	Gross
Range of Principal Balances	Number of	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
as of the Cut-off Date ($)	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
25,000.00 or less	18	408,281.62	0.04	359	41.70	11.336	660	100.00
25,000.01 - 50,000.00	171	6,412,252.51	0.65	354	41.24	11.476	638	93.35
50,000.01 - 100,000.00	1,218	95,200,003.12	9.59	354	38.75	9.347	598	80.97
100,000.01 - 150,000.00	1,455	182,000,339.51	18.34	357	40.83	8.761	603	80.61
150,000.01 - 200,000.00	1,201	208,964,638.27	21.06	358	41.31	8.466	610	81.19
200,000.01 - 250,000.00	756	169,996,415.98	17.13	358	41.18	8.291	609	79.81
250,000.01 - 300,000.00	520	142,367,427.47	14.35	359	41.57	8.108	613	80.61
300,000.01 - 350,000.00	297	95,894,297.27	9.66	359	41.78	7.732	623	78.69
350,000.01 - 400,000.00	159	59,060,898.81	5.95	359	40.27	7.849	630	81.70
400,000.01 - 450,000.00	41	17,301,808.64	1.74	359	39.68	7.828	647	82.29
450,000.01 - 500,000.00	18	8,488,993.67	0.86	359	38.46	7.971	652	81.71
500,000.01 - 550,000.00	7	3,610,648.25	0.36	359	32.10	8.317	642	80.82
550,000.01 - 600,000.00	1	553,500.00	0.06	360	35.00	7.550	664	90.00
600,000.01 - 650,000.00	2	1,259,678.31	0.13	359	40.37	8.156	636	83.24
650,000.01 - 700,000.00	1	664,352.67	0.07	357	50.00	7.000	688	90.00
Total:	5,865	992,183,536.10	100.00	358	40.89	8.418	612	80.65

[1]Original LTV if first lien, combined LTV if second lien.

Remaining Term to Maturity

				Remaining
		Principal Balance	% of Principal	Term to	Debt-to-	Gross
	Number of	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
Range of Months Remaining	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
61 to 120	2	131,000.00	0.01	120	32.16	10.189	631	25.12
121 to 180	39	4,029,009.95	0.41	179	41.58	8.340	622	72.71
181 to 240	30	3,473,452.28	0.35	239	39.40	7.923	640	70.52
241 to 300	8	1,070,855.56	0.11	298	43.17	8.023	654	74.55
301 to 360	5,786	983,479,218.31	99.12	359	40.89	8.421	612	80.73
Total:	5,865	992,183,536.10	100.00	358	40.89	8.418	612	80.65

[1]Original LTV if first lien, combined LTV if second lien.

Current Mortgage Rates

				Remaining
		Principal Balance	% of Principal	Term to	Debt-to-	Gross
	Number of	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
Range of Current Mortgage Rates (%)	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
5.000 - 5.499	1	384,000.00	0.04	358	42.00	5.250	500	75.59
5.500 - 5.999	20	4,648,562.34	0.47	350	30.48	5.926	727	63.32
6.000 - 6.499	96	25,285,860.70	2.55	357	39.11	6.228	685	64.63
6.500 - 6.999	313	74,799,076.38	7.54	358	41.08	6.797	644	75.80
7.000 - 7.499	569	120,852,202.37	12.18	357	40.78	7.228	630	78.15
7.500 - 7.999	989	194,759,946.07	19.63	358	41.29	7.768	616	79.63
8.000 - 8.499	729	130,188,542.89	13.12	358	42.01	8.238	608	80.95
8.500 - 8.999	960	157,121,882.08	15.84	358	41.55	8.748	598	81.46
9.000 - 9.499	565	85,246,151.63	8.59	357	40.61	9.230	600	84.09
9.500 - 9.999	694	98,465,327.10	9.92	358	39.53	9.733	593	84.96
10.000 - 10.499	327	42,145,047.22	4.25	359	40.01	10.203	594	84.56
10.500 - 10.999	284	33,430,940.96	3.37	358	40.10	10.698	582	85.87
11.000 - 11.499	107	9,708,683.93	0.98	359	38.81	11.192	596	85.95
11.500 - 11.999	87	8,208,016.93	0.83	356	40.38	11.677	584	82.86
12.000 - 12.499	62	4,134,065.38	0.42	359	41.58	12.221	595	87.01
12.500 - 12.999	55	2,566,381.99	0.26	358	44.19	12.714	612	92.09
13.000 - 13.499	7	238,848.13	0.02	359	42.50	13.030	646	100.00
Total:	5,865	992,183,536.10	100.00	358	40.89	8.418	612	80.65

[1]Original LTV if first lien, combined LTV if second lien.

Original Loan-to-Value Ratios(1)

				Remaining
		Principal Balance	% of Principal	Term to	Debt-to-	Gross
Range of Original	Number of	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[2]
Loan-to-Value Ratios (%)	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
0.01 to 25.00	20	1,605,709.67	0.16	333	38.22	8.321	615	20.84
25.01 to 30.00	24	2,638,867.39	0.27	347	40.39	7.761	644	28.38
30.01 to 35.00	23	3,329,090.52	0.34	351	38.41	8.035	621	32.58
35.01 to 40.00	33	4,512,333.97	0.45	353	37.89	8.278	636	37.52
40.01 to 45.00	49	8,010,365.88	0.81	357	40.28	7.802	615	42.56
45.01 to 50.00	55	8,392,281.64	0.85	357	37.52	7.984	624	47.79
50.01 to 55.00	107	19,089,623.21	1.92	356	39.16	7.704	619	53.13
55.01 to 60.00	149	28,551,254.77	2.88	356	39.57	7.678	609	58.08
60.01 to 65.00	249	49,073,340.04	4.95	357	39.96	7.932	602	63.35
65.01 to 70.00	282	51,425,052.80	5.18	358	41.30	8.203	586	68.45
70.01 to 75.00	446	84,201,927.60	8.49	358	41.10	8.327	587	74.10
75.01 to 80.00	1,356	231,291,076.62	23.31	358	40.78	8.168	615	79.53
80.01 to 85.00	685	123,242,565.44	12.42	358	41.45	8.323	600	84.31
85.01 to 90.00	1,442	237,654,843.11	23.95	358	40.30	8.757	616	89.62
90.01 to 95.00	685	121,655,311.94	12.26	359	42.47	8.730	633	94.69
95.01 to 100.00	260	17,509,891.50	1.76	359	43.33	10.749	642	99.98
Total:	5,865	992,183,536.10	100.00	358	40.89	8.418	612	80.65

(1)The loan-to-value(“OLTV”) of a first-lien mortgage at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the mortgage loan at the date of origination and the denominator of which is the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan. The OLTV of a second lien mortgage loan at any given time is a fraction, expressed as a percentage the numerator of which is (i) the sum of (a) the principal balance of such mortgage loan at the date of origination plus (b) the outstanding balance of the senior mortgage loan at the date of origination of such mortgage loan and the denominator of which is (ii) the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan.

[2] Original LTV if first lien, combined LTV if second lien.

FICO Scores at Origination

				Remaining
		Principal Balance	% of Principal	Term to	Debt-to-	Gross
	Number of	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
Range of FICO Scores at Origination	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
500 to 519	346	54,532,776.40	5.50	359	42.59	9.187	510	75.77
520 to 539	451	72,077,578.59	7.26	359	41.12	9.090	530	76.61
540 to 559	490	76,777,127.89	7.74	358	42.19	8.862	551	79.24
560 to 579	531	83,162,413.46	8.38	359	41.17	8.666	569	78.10
580 to 599	609	99,880,481.84	10.07	358	41.34	8.531	589	81.20
600 to 619	898	155,373,630.10	15.66	358	41.47	8.371	609	81.72
620 to 639	897	154,739,684.53	15.60	357	41.57	8.178	629	83.27
640 to 659	666	114,493,034.26	11.54	357	40.51	8.170	649	82.67
660 to 679	372	66,103,380.99	6.66	357	39.73	8.093	669	81.93
680 to 699	273	51,801,494.64	5.22	358	39.25	7.991	688	81.85
700 to 719	128	24,985,115.40	2.52	358	39.37	7.931	710	81.00
720 to 739	77	14,210,017.11	1.43	359	34.90	8.180	728	81.05
740 to 759	63	12,243,230.87	1.23	358	33.44	7.544	748	80.99
760 to 779	42	7,787,014.26	0.78	356	35.75	7.291	770	70.45
780 to 799	13	2,253,071.60	0.23	352	36.15	7.177	788	66.24
800 or greater	9	1,763,484.16	0.18	359	38.72	7.288	805	63.88
Total:	5,865	992,183,536.10	100.00	358	40.89	8.418	612	80.65

[1]Original LTV if first lien, combined LTV if second lien.

Debt-to-Income Ratios

				Remaining
		Principal Balance	% of Principal	Term to	Debt-to-	Gross
Range of Debt-to-Income	Number of	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
Ratios (%)	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
0.01 to 20.00	213	35,481,769.07	3.58	359	13.80	8.584	628	77.66
20.01 - 25.00	232	36,909,369.69	3.72	358	23.18	8.364	624	76.85
25.01 - 30.00	383	60,042,066.78	6.05	357	28.34	8.440	621	79.02
30.01 - 35.00	621	100,333,280.34	10.11	357	33.18	8.393	615	79.09
35.01 - 40.00	870	142,431,653.75	14.36	358	38.18	8.418	614	80.74
40.01 - 45.00	1,376	234,168,450.48	23.60	358	43.08	8.450	612	81.99
45.01 - 50.00	1,922	337,951,803.56	34.06	358	48.15	8.402	609	82.81
50.01 - 55.00	248	44,865,142.43	4.52	358	53.36	8.316	579	68.30
Total:	5,865	992,183,536.10	100.00	358	40.89	8.418	612	80.65

[1]Original LTV if first lien, combined LTV if second lien.

Geographic Distribution

				Remaining
		Principal Balance	% of Principal	Term to	Debt-to-	Gross
	Number of	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
Geographic Location	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
Alabama	40	4,800,706.40	0.48	345	43.08	9.143	595	82.90
Alaska	12	2,508,662.93	0.25	359	37.89	8.734	587	84.15
Arizona	447	77,567,028.89	7.82	358	41.29	8.552	616	82.24
Arkansas	22	2,627,628.23	0.26	353	37.74	8.895	610	86.83
California	500	131,371,356.99	13.24	358	40.80	7.851	622	74.52
Colorado	144	22,655,085.61	2.28	357	41.78	7.905	625	85.74
Connecticut	89	16,721,306.18	1.69	358	41.05	8.416	626	79.90
Delaware	21	3,771,538.09	0.38	359	40.07	8.391	577	83.51
District of Columbia	1	174,878.95	0.02	359	36.00	7.850	610	52.44
Florida	688	117,776,200.98	11.87	358	41.22	8.391	606	78.85
Georgia	30	4,012,658.52	0.40	350	40.46	9.567	599	82.96
Hawaii	36	9,916,653.63	1.00	359	39.59	7.443	640	76.02
Idaho	21	3,076,929.77	0.31	359	41.77	8.404	619	81.77
Illinois	601	102,885,416.08	10.37	358	41.97	8.667	614	83.50
Indiana	122	11,506,471.22	1.16	356	38.39	9.254	611	86.20
Iowa	47	4,059,160.93	0.41	359	39.30	9.922	577	87.25
Kansas	33	3,959,447.61	0.40	355	41.09	9.456	591	87.22
Kentucky	31	3,572,731.33	0.36	355	40.23	8.962	590	86.69
Louisiana	91	10,567,990.07	1.07	356	41.54	8.968	608	84.50
Maine	8	1,372,944.04	0.14	359	37.37	8.595	594	78.28
Maryland	281	58,546,373.19	5.90	359	41.58	7.945	601	78.65
Massachusetts	99	23,072,942.33	2.33	358	41.82	8.096	626	79.04
Michigan	194	21,765,700.46	2.19	359	39.58	9.175	602	86.38
Minnesota	86	14,811,249.39	1.49	359	42.49	8.348	609	83.36
Mississippi	19	1,837,415.22	0.19	359	41.64	9.392	580	85.38
Missouri	167	17,607,028.77	1.77	359	40.46	9.365	599	87.31
Montana	5	796,862.83	0.08	359	49.39	8.335	610	81.50
Nebraska	54	5,359,992.71	0.54	359	40.58	8.964	613	85.98
Nevada	89	18,305,225.65	1.84	359	43.18	8.288	628	83.02
New Hampshire	12	2,089,378.66	0.21	357	34.00	8.545	633	77.83
New Jersey	222	53,200,816.75	5.36	358	40.93	8.205	609	78.37
New Mexico	42	6,605,268.66	0.67	359	42.95	8.929	597	85.20
New York	170	46,488,802.71	4.69	358	39.21	7.827	623	74.61
North Carolina	81	10,330,507.87	1.04	356	39.02	9.118	607	85.65
North Dakota	1	151,750.00	0.02	360	40.00	8.100	642	84.87
Ohio	163	17,637,133.87	1.78	356	39.21	9.080	588	85.68
Oklahoma	54	4,822,849.32	0.49	355	39.61	9.451	593	87.24
Oregon	44	8,024,130.27	0.81	359	40.05	8.093	622	78.96
Pennsylvania	200	25,563,003.07	2.58	356	39.90	8.580	598	83.64
Rhode Island	39	8,623,766.33	0.87	359	39.66	7.792	627	80.10
South Carolina	45	5,852,945.84	0.59	358	40.22	9.176	604	87.54
South Dakota	3	433,983.94	0.04	359	44.90	9.137	561	91.65
Tennessee	51	5,780,349.25	0.58	352	40.59	9.326	583	86.82
Texas	333	32,384,008.44	3.26	354	39.91	8.983	605	83.13
Utah	123	18,347,307.87	1.85	358	37.81	8.545	628	83.74
Vermont	4	539,280.87	0.05	359	42.27	8.605	605	57.78
Washington	127	25,219,886.06	2.54	359	41.39	7.947	620	78.51
Wisconsin	157	20,952,738.44	2.11	359	41.71	9.437	597	85.00
Wyoming	16	2,128,040.88	0.21	359	42.94	8.947	590	86.66
Total:	5,865	992,183,536.10	100.00	358	40.89	8.418	612	80.65

[1]Original LTV if first lien, combined LTV if second lien.

Occupancy Status*

				Remaining
		Principal Balance	% of Principal	Term to	Debt-to-	Gross
	Number of	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
Occupancy Status	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
Primary	5,083	867,540,546.11	87.44	358	41.71	8.311	607	80.12
Investor	708	109,971,501.89	11.08	359	34.50	9.270	647	84.26
Second Home	74	14,671,488.10	1.48	359	40.46	8.382	653	84.83
Total:	5,865	992,183,536.10	100.00	358	40.89	8.418	612	80.65

[1]Original LTV if first lien, combined LTV if second lien.

*Based on mortgagor representation at origination.

Documentation Type

				Remaining
		Principal Balance	% of Principal	Term to	Debt-to-	Gross
	Number of	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
Documentation Type	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
Full Documentation	3,855	635,798,714.59	64.08	358	41.22	8.165	602	79.83
Stated Documentation	1,586	284,835,876.23	28.71	358	40.23	8.936	638	82.53
Limited Documentation	424	71,548,945.28	7.21	358	40.55	8.603	599	80.45
Total:	5,865	992,183,536.10	100.00	358	40.89	8.418	612	80.65

[1]Original LTV if first lien, combined LTV if second lien.

Loan Purpose

				Remaining
		Principal Balance	% of Principal	Term to	Debt-to-	Gross
	Number of	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
Loan Purpose	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
Refinance-Debt Consolidation Cash Out**	3,899	728,408,083.93	73.41	358	41.04	8.291	604	78.77
Purchase	1,601	206,014,227.02	20.76	359	40.37	8.944	635	86.92
Refinance-Debt Consolidation No Cash Out***	365	57,761,225.15	5.82	356	40.83	8.143	625	82.07
Total:	5,865	992,183,536.10	100.00	358	40.89	8.418	612	80.65

[1]Original LTV if first lien, combined LTV if second lien.

** Cash proceeds to the borrower inclusive of debt consolidation payments exceed 2% or $2,000 of the original principal balance of the related loan. Also includes all home equity loans originated in Texas with any cash proceeds.

*** Cash proceeds to the borrower inclusive of debt consolidation payments do not exceed 2% or $2,000 of the original principal balance of the related loan. Excludes home equity loans originated in Texas with any cash proceeds.

Credit Grade

				Remaining
		Principal Balance	% of Principal	Term to	Debt-to-	Gross
	Number of	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
Risk Category	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
I	5,059	862,387,655.67	86.92	358	40.69	8.393	614	81.43
II	86	13,666,028.96	1.38	357	41.14	8.476	599	81.55
III	27	4,650,580.14	0.47	359	35.62	8.872	557	70.87
IV	67	11,014,332.52	1.11	359	43.07	9.218	558	69.65
V	4	929,624.28	0.09	359	46.46	8.717	586	61.67
8A	3	534,623.80	0.05	328	29.24	6.165	761	70.85
6A	65	11,634,748.04	1.17	348	42.30	7.565	668	77.21
5A	67	11,336,806.09	1.14	343	41.95	7.679	650	76.08
4A	80	12,624,130.51	1.27	349	40.57	8.286	629	79.13
3A	71	10,803,103.68	1.09	353	43.57	8.470	614	78.37
2A	75	12,801,605.68	1.29	352	43.04	8.708	606	76.57
A	119	18,116,230.57	1.83	357	43.40	8.863	571	74.95
B	72	10,886,546.33	1.10	357	42.90	9.004	562	70.55
C	48	7,395,171.49	0.75	359	42.38	9.432	541	74.57
D	22	3,402,348.34	0.34	357	45.02	9.896	527	67.57
Total:	5,865	992,183,536.10	100.00	358	40.89	8.418	612	80.65

[1]Original LTV if first lien, combined LTV if second lien.

Property Type

				Remaining
		Principal Balance	% of Principal	Term to	Debt-to-	Gross
	Number of	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
Property Type	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
Single Family Detached	4,512	735,094,302.00	74.09	358	41.12	8.419	608	80.54
Single Family Attached	17	2,503,881.54	0.25	359	39.70	8.511	615	81.12
Two-to Four-Family	358	86,459,532.33	8.71	359	38.06	8.383	630	78.75
Condo	430	67,633,754.30	6.82	359	40.78	8.639	626	82.49
PUD	519	95,343,813.85	9.61	359	41.65	8.305	612	81.73
PUD Attached	29	5,148,252.08	0.52	359	42.86	8.098	612	84.22
Total:	5,865	992,183,536.10	100.00	358	40.89	8.418	612	80.65

[1]Original LTV if first lien, combined LTV if second lien.

Prepayment Charge Term at Origination

				Remaining
		Principal Balance	% of Principal	Term to	Debt-to-	Gross
Prepayment Charge Term	Number of	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
at Origination (months)	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
No Prepayment Penalty	2,337	397,799,840.10	40.09	358	40.83	8.620	612	81.37
12 months	220	49,743,421.79	5.01	358	39.58	8.132	625	78.86
24 months	1,908	315,737,140.54	31.82	359	41.03	8.506	606	82.37
30 months	4	708,883.28	0.07	335	39.33	7.835	649	77.13
36 months	1,396	228,194,250.39	23.00	356	41.09	8.009	617	77.43
Total:	5,865	992,183,536.10	100.00	358	40.89	8.418	612	80.65

[1]Original LTV if first lien, combined LTV if second lien.

Conforming Balance

				Remaining
		Principal Balance	% of Principal	Term to	Debt-to-	Gross
	Number of	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
Conforming Balance	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
Conforming	5,865	992,183,536.10	100.00	358	40.89	8.418	612	80.65
Total:	5,865	992,183,536.10	100.00	358	40.89	8.418	612	80.65

[1]Original LTV if first lien, combined LTV if second lien.

Maximum Mortgage Rates of the Adjustable-Rate Loans

				Remaining
		Principal Balance	% of Principal	Term to	Debt-to-	Gross
Range of Maximum	Number of	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
Mortgage Rates (%)	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
11.000 - 11.499	1	384,000.00	0.05	358	42.00	5.250	500	75.59
11.500 - 11.999	3	857,436.19	0.12	359	30.95	5.872	698	64.19
12.000 - 12.499	31	8,077,935.22	1.09	359	41.88	6.264	648	69.68
12.500 - 12.999	134	33,475,487.10	4.50	359	41.30	6.815	643	77.65
13.000 - 13.499	316	70,103,828.47	9.43	359	40.94	7.247	627	78.33
13.500 - 13.999	738	154,368,645.12	20.76	359	41.00	7.769	614	80.43
14.000 - 14.499	565	106,897,624.74	14.38	359	41.90	8.236	607	81.19
14.500 - 14.999	758	132,520,853.04	17.82	359	41.52	8.750	597	81.63
15.000 - 15.499	438	70,367,471.25	9.46	359	40.35	9.235	601	84.08
15.500 - 15.999	561	85,222,077.08	11.46	359	39.14	9.730	594	85.20
16.000 - 16.499	257	34,681,544.74	4.66	359	39.83	10.200	596	84.87
16.500 - 16.999	229	29,068,637.17	3.91	359	39.95	10.699	583	86.09
17.000 - 17.499	71	7,530,399.05	1.01	359	38.47	11.192	598	86.42
17.500 - 17.999	52	6,824,266.09	0.92	359	39.80	11.681	576	81.22
18.000 - 18.499	18	2,396,331.34	0.32	359	39.81	12.219	554	77.90
18.500 - 18.999	5	723,174.56	0.10	360	45.54	12.715	544	75.05
Total:	4,177	743,499,711.16	100.00	359	40.82	8.580	607	81.67

[1]Original LTV if first lien, combined LTV if second lien.

Minimum Mortgage Rates of the Adjustable-Rate Loans

				Remaining
		Principal Balance	% of Principal	Term to	Debt-to-	Gross
Range of Minimum	Number of	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
Mortgage Rates (%)	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
5.000 - 5.499	1	384,000.00	0.05	358	42.00	5.250	500	75.59
5.500 - 5.999	3	857,436.19	0.12	359	30.95	5.872	698	64.19
6.000 - 6.499	31	8,077,935.22	1.09	359	41.88	6.264	648	69.68
6.500 - 6.999	134	33,475,487.10	4.50	359	41.30	6.815	643	77.65
7.000 - 7.499	316	70,103,828.47	9.43	359	40.94	7.247	627	78.33
7.500 - 7.999	738	154,368,645.12	20.76	359	41.00	7.769	614	80.43
8.000 - 8.499	565	106,897,624.74	14.38	359	41.90	8.236	607	81.19
8.500 - 8.999	758	132,520,853.04	17.82	359	41.52	8.750	597	81.63
9.000 - 9.499	438	70,367,471.25	9.46	359	40.35	9.235	601	84.08
9.500 - 9.999	561	85,222,077.08	11.46	359	39.14	9.730	594	85.20
10.000 - 10.499	257	34,681,544.74	4.66	359	39.83	10.200	596	84.87
10.500 - 10.999	229	29,068,637.17	3.91	359	39.95	10.699	583	86.09
11.000 - 11.499	71	7,530,399.05	1.01	359	38.47	11.192	598	86.42
11.500 - 11.999	52	6,824,266.09	0.92	359	39.80	11.681	576	81.22
12.000 - 12.499	18	2,396,331.34	0.32	359	39.81	12.219	554	77.90
12.500 - 12.999	5	723,174.56	0.10	360	45.54	12.715	544	75.05
Total:	4,177	743,499,711.16	100.00	359	40.82	8.580	607	81.67

[1]Original LTV if first lien, combined LTV if second lien.

Gross Margins of the Adjustable-Rate Loans

				Remaining
		Principal Balance	% of Principal	Term to	Debt-to-	Gross
Range of	Number of	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
Gross Margins (%)	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
4.250 - 4.499	12	2,013,199.51	0.27	358	44.53	9.123	583	78.71
4.500 - 4.749	404	75,891,751.54	10.21	358	41.94	8.711	612	84.09
5.250 - 5.499	19	3,858,923.32	0.52	359	45.30	7.445	669	80.68
5.500 - 5.749	20	4,063,093.66	0.55	359	44.47	7.737	650	78.10
5.750 - 5.999	31	5,867,414.65	0.79	359	40.87	8.131	631	83.08
6.000 - 6.249	3,660	647,047,325.07	87.03	359	40.61	8.577	606	81.45
6.250 - 6.499	17	2,618,616.47	0.35	356	46.30	8.634	567	78.55
6.500 - 6.749	4	513,913.01	0.07	356	43.75	9.367	561	71.37
6.750 - 6.999	10	1,625,473.93	0.22	356	40.34	9.223	537	73.76
Total:	4,177	743,499,711.16	100.00	359	40.82	8.580	607	81.67

[1]Original LTV if first lien, combined LTV if second lien.

Next Adjustment Date of the Adjustable-Rate Loans

				Remaining
		Principal Balance	% of Principal	Term to	Debt-to-	Gross
	Number of	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
Next Adjustment Date	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
March 1, 2008	14	2,337,360.32	0.31	354	36.78	8.440	605	89.62
April 1, 2008	22	3,765,134.06	0.51	355	41.94	8.955	579	84.46
May 1, 2008	4	733,177.66	0.10	356	19.23	7.775	619	76.56
June 1, 2008	60	9,818,071.37	1.32	357	42.54	8.721	616	84.68
July 1, 2008	75	13,547,218.08	1.82	358	39.58	8.494	604	79.30
August 1, 2008	2,012	342,133,031.71	46.02	359	40.86	8.662	606	82.04
September 1, 2008	543	96,824,927.00	13.02	360	41.22	8.691	602	80.34
March 1, 2009	4	698,577.60	0.09	354	44.48	8.241	581	87.08
April 1, 2009	14	1,881,893.13	0.25	355	40.66	8.437	588	78.42
May 1, 2009	2	396,630.15	0.05	356	47.89	8.831	598	91.13
June 1, 2009	12	2,513,467.00	0.34	357	43.73	8.172	639	85.32
July 1, 2009	29	5,373,625.12	0.72	358	43.85	8.584	607	84.09
August 1, 2009	1,055	197,730,100.96	26.59	359	40.67	8.455	610	81.91
September 1, 2009	331	65,746,497.00	8.84	360	40.38	8.377	605	80.25
Total:	4,177	743,499,711.16	100.00	359	40.82	8.580	607	81.67

[1]Original LTV if first lien, combined LTV if second lien.

Initial Periodic Cap of the Adjustable-Rate Loans

				Remaining
		Principal Balance	% of Principal	Term to	Debt-to-	Gross
	Number of	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
Initial Periodic Cap (%)	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
2.000	4,177	743,499,711.16	100.00	359	40.82	8.580	607	81.67
Total:	4,177	743,499,711.16	100.00	359	40.82	8.580	607	81.67

[1]Original LTV if first lien, combined LTV if second lien.

Periodic Cap of the Adjustable-Rate Loans

				Remaining
		Principal Balance	% of Principal	Term to	Debt-to-	Gross
	Number of	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
Periodic Cap (%)	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
1.000	4,177	743,499,711.16	100.00	359	40.82	8.580	607	81.67
Total:	4,177	743,499,711.16	100.00	359	40.82	8.580	607	81.67

[1]Original LTV if first lien, combined LTV if second lien.

Loan Source

				Remaining
		Principal Balance	% of Principal	Term to	Debt-to-	Gross
	Number of	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
Loan Source	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
Wholesale	5,243	892,648,221.57	89.97	358	40.70	8.407	613	81.21
Retail	622	99,535,314.53	10.03	352	42.57	8.519	604	75.67
Total:	5,865	992,183,536.10	100.00	358	40.89	8.418	612	80.65

[1]Original LTV if first lien, combined LTV if second lien.

Historical Delinquency of the Mortgage Loans Since Origination

				Remaining
		Principal Balance	% of Principal	Term to	Debt-to-	Gross
	Number of	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
Status	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
Never Delinquent	5,824	985,634,207.73	99.34	358	40.89	8.416	612	80.64
1 x 30	41	6,549,328.37	0.66	355	41.25	8.830	580	82.90
Total:	5,865	992,183,536.10	100.00	358	40.89	8.418	612	80.65

[1]Original LTV if first lien, combined LTV if second lien.

Collateral Summary
Statistics given below are for the Mortgage Loans in the pool as of the Cut-off Date. Balances and percentages are based on the Cut-off Date scheduled balances of such Mortgage Loans (except in the case of Debt-to-Income and FICO, which are determined at origination).

	Summary Statistics	Range (if applicable)
Number of Mortgage Loans	3,723

Aggregate Current Principal Balance	$1,000,242,930	$22,400 to $998,988
Average Current Principal Balance	$268,666

Aggregate Original Principal Balance	$1,000,572,000	$22,400 to $1,000,000
Average Original Principal Balance	$268,754

Fully Amortizing Mortgage Loans	100.00%

1st Lien	98.25%

Wtd. Avg. Gross Coupon	8.263%	5.900% to 13.200%

Wtd. Avg. Original Term (months)	359	180 to 360
Wtd. Avg. Remaining Term (months)	358	179 to 360

Margin (ARM Loans Only)	5.941%	4.250% to 7.125%

Maximum Mortgage Rate (ARM Loans Only)	14.345%	12.000% to 18.950%

Minimum Mortgage Rate (ARM Loans Only)	8.345%	6.000% to 12.950%

Wtd. Avg. Original LTV(1)	81.41%	13.36% to 100.00%

Wtd. Avg. Borrower FICO	639	500 to 817

Retail Originations	3.38%

Geographic Distribution (Top 5)	CA (43.37%)
	FL (12.54%)
	NY (6.66%)
	IL (4.44%)
	AZ (4.35%)
(1)The loan-to-value (“OLTV”) of a first-lien mortgage at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the mortgage loan at the date of origination and the denominator of which is the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan. The OLTV of a second lien mortgage loan at any given time is a fraction, expressed as a percentage the numerator of which is (i) the sum of (a) the principal balance of such mortgage loan at the date of origination plus (b) the outstanding balance of the senior mortgage loan at the date of origination of such mortgage loan and the denominator of which is (ii) the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan.

Collateral Type

				Remaining
		Principal Balance	% of Principal	Term to	Debt-to-	Gross
	Number of	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
Collateral Type	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
2YR/6MO LIB	1,016	245,255,781.19	24.52	359	40.23	8.790	616	82.09
2YR/6MO LIB - 40YR	552	178,766,776.31	17.87	359	43.01	8.361	639	82.66
2YR/6MO LIB - 5YR IO	481	177,652,169.20	17.76	359	40.48	7.735	659	80.90
3YR/6MO LIB	329	86,005,350.67	8.60	359	40.08	8.555	617	82.01
3YR/6MO LIB - 40YR	152	45,687,598.68	4.57	359	42.92	8.265	645	83.91
3YR/6MO LIB - 5YR IO	99	34,725,842.59	3.47	359	39.82	7.822	656	82.72
FIXED RATE	935	176,908,427.73	17.69	354	38.25	8.114	654	78.41
FIXED RATE - 40YR	99	32,899,045.70	3.29	359	39.95	7.727	634	81.74
FIXED RATE - 5YR IO	60	22,341,937.82	2.23	357	38.04	7.426	662	81.89
Total:	3,723	1,000,242,929.89	100.00	358	40.46	8.263	639	81.41

[1]Original LTV if first lien, combined LTV if second lien.

Principal Balances at Origination*

		Principal Balance	% of Principal	Term to	Debt-to-	Gross
Range of Principal Balances	Number of	at Origination	Balance as of	Maturity	Income	Coupon		OLTV[1]
at Origination ($)	Mortgage Loans	($)	Origination	(months)	(%)	(%)	FICO	(%)
25,000.00 or less	9	212,148.00	0.02	359	36.49	11.111	666	100.00
25,000.01 - 50,000.00	83	3,470,630.00	0.35	352	37.87	10.845	643	88.26
50,000.01 - 100,000.00	540	40,286,652.00	4.03	354	37.57	9.680	625	85.41
100,000.01 - 150,000.00	427	53,665,765.00	5.36	357	37.88	9.251	620	82.33
150,000.01 - 200,000.00	509	89,440,905.50	8.94	356	38.75	8.537	626	82.11
200,000.01 - 250,000.00	453	101,988,187.00	10.19	358	40.31	8.342	633	81.32
250,000.01 - 300,000.00	342	93,841,246.00	9.38	358	39.80	8.325	639	82.78
300,000.01 - 350,000.00	281	90,579,724.00	9.05	359	40.39	8.157	642	82.14
350,000.01 - 400,000.00	221	82,734,986.00	8.27	359	41.16	8.096	645	82.55
400,000.01 - 450,000.00	231	99,424,615.00	9.94	359	41.63	8.022	638	81.21
450,000.01 - 500,000.00	270	128,423,749.00	12.84	359	41.50	8.023	643	80.54
500,000.01 - 550,000.00	124	65,125,660.00	6.51	358	41.72	7.981	643	81.50
550,000.01 - 600,000.00	91	52,513,429.00	5.25	359	41.84	8.055	644	82.05
600,000.01 - 650,000.00	52	32,324,620.00	3.23	359	39.34	7.618	655	77.63
650,000.01 - 700,000.00	42	28,220,183.00	2.82	359	38.65	8.089	645	78.99
700,000.01 - 750,000.00	20	14,578,850.00	1.46	359	42.79	7.779	656	74.30
750,000.01 or greater	28	23,740,650.00	2.37	359	44.17	7.514	663	73.35
Total:	3,723	1,000,571,999.50	100.00	358	40.46	8.263	639	81.41

[1]Original LTV if first lien, combined LTV if second lien.

*Based on the original balances of the Mortgage Loans.

Principal Balance as of the Cut-off Date

				Remaining
		Principal Balance	% of Principal	Term to	Debt-to-	Gross
Range of Principal Balances	Number of	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
as of the Cut-off Date ($)	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
25,000.00 or less	9	212,095.96	0.02	359	36.50	11.112	666	100.00
25,000.01 - 50,000.00	86	3,618,846.32	0.36	350	37.92	10.745	641	87.95
50,000.01 - 100,000.00	537	40,118,382.00	4.01	354	37.57	9.685	626	85.43
100,000.01 - 150,000.00	427	53,646,010.00	5.36	357	37.88	9.251	620	82.33
150,000.01 - 200,000.00	509	89,412,228.58	8.94	356	38.75	8.537	626	82.11
200,000.01 - 250,000.00	453	101,959,793.04	10.19	358	40.31	8.342	633	81.32
250,000.01 - 300,000.00	343	94,114,112.89	9.41	358	39.76	8.324	639	82.80
300,000.01 - 350,000.00	280	90,249,623.39	9.02	359	40.43	8.157	642	82.11
350,000.01 - 400,000.00	221	82,714,087.34	8.27	359	41.16	8.096	645	82.55
400,000.01 - 450,000.00	231	99,395,668.23	9.94	359	41.63	8.022	638	81.21
450,000.01 - 500,000.00	270	128,378,533.48	12.83	359	41.50	8.023	643	80.54
500,000.01 - 550,000.00	124	65,100,087.14	6.51	358	41.72	7.981	643	81.51
550,000.01 - 600,000.00	91	52,497,672.34	5.25	359	41.84	8.055	644	82.05
600,000.01 - 650,000.00	52	32,312,415.99	3.23	359	39.34	7.619	655	77.63
650,000.01 - 700,000.00	42	28,210,894.52	2.82	359	38.65	8.089	645	78.99
700,000.01 - 750,000.00	20	14,574,371.52	1.46	359	42.79	7.779	656	74.31
750,000.01 or greater	28	23,728,107.15	2.37	359	44.17	7.514	663	73.35
Total:	3,723	1,000,242,929.89	100.00	358	40.46	8.263	639	81.41
[1]Original LTV if first lien, combined LTV if second lien.

Remaining Term to Maturity

				Remaining
		Principal Balance	% of Principal	Term to	Debt-to-	Gross
	Number of	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
Range of Months Remaining	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
121 to 180	30	4,007,372.42	0.40	179	38.05	8.010	625	71.56
181 to 240	14	1,649,608.60	0.16	239	40.30	8.003	637	73.94
241 to 300	3	456,377.33	0.05	299	34.71	7.791	650	83.74
301 to 360	3,676	994,129,571.54	99.39	359	40.47	8.265	639	81.46
Total:	3,723	1,000,242,929.89	100.00	358	40.46	8.263	639	81.41

[1]Original LTV if first lien, combined LTV if second lien.

Current Mortgage Rates

				Remaining
		Principal Balance	% of Principal	Term to	Debt-to-	Gross
	Number of	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
Range of Current Mortgage Rates (%)	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
5.500 - 5.999	5	3,132,720.22	0.31	359	38.87	5.940	739	54.41
6.000 - 6.499	92	43,563,275.00	4.36	356	38.52	6.164	729	62.80
6.500 - 6.999	174	68,480,786.61	6.85	359	40.03	6.821	656	78.85
7.000 - 7.499	412	141,778,909.18	14.17	358	39.39	7.257	650	80.96
7.500 - 7.999	801	232,305,324.73	23.22	358	40.56	7.747	643	80.47
8.000 - 8.499	518	149,135,423.01	14.91	359	41.23	8.237	637	80.78
8.500 - 8.999	556	144,997,949.81	14.50	358	40.87	8.740	622	81.92
9.000 - 9.499	265	61,979,119.98	6.20	359	40.38	9.228	620	83.48
9.500 - 9.999	312	65,971,555.49	6.60	358	40.51	9.734	606	86.48
10.000 - 10.499	185	32,722,250.62	3.27	358	41.66	10.243	605	88.38
10.500 - 10.999	130	22,764,711.32	2.28	358	40.65	10.731	612	91.01
11.000 - 11.499	59	9,988,730.17	1.00	359	39.85	11.215	606	92.52
11.500 - 11.999	107	13,693,425.55	1.37	359	42.19	11.758	648	97.06
12.000 - 12.499	71	6,586,567.34	0.66	359	41.08	12.148	671	97.12
12.500 - 12.999	34	3,055,393.44	0.31	356	41.84	12.680	614	92.88
13.000 - 13.499	2	86,787.42	0.01	359	47.10	13.073	654	100.00
Total:	3,723	1,000,242,929.89	100.00	358	40.46	8.263	639	81.41

[1]Original LTV if first lien, combined LTV if second lien.

Original Loan-to-Value Ratios(1)

				Remaining
		Principal Balance	% of Principal	Term to	Debt-to-	Gross
Range of Original	Number of	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[2]
Loan-to-Value Ratios (%)	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
0.01 to 25.00	5	530,544.96	0.05	359	30.78	7.806	699	17.42
25.01 to 30.00	4	915,271.02	0.09	359	29.17	6.963	648	26.72
30.01 to 35.00	4	316,735.38	0.03	359	37.72	7.550	643	32.29
35.01 to 40.00	15	2,322,620.63	0.23	351	33.70	7.852	634	37.81
40.01 to 45.00	12	3,315,275.37	0.33	359	38.55	7.760	600	42.53
45.01 to 50.00	21	6,092,654.91	0.61	335	33.74	7.277	651	48.37
50.01 to 55.00	38	11,711,027.75	1.17	355	36.07	6.958	693	52.92
55.01 to 60.00	57	17,514,520.76	1.75	355	40.69	7.186	670	57.84
60.01 to 65.00	90	29,008,618.85	2.90	358	39.09	7.183	669	63.75
65.01 to 70.00	104	25,732,776.78	2.57	357	41.28	8.098	597	68.56
70.01 to 75.00	131	35,088,519.30	3.51	359	42.30	8.121	601	74.12
75.01 to 80.00	1,792	530,397,075.25	53.03	359	41.09	7.975	649	79.90
80.01 to 85.00	246	74,354,367.82	7.43	358	39.13	8.176	604	84.28
85.01 to 90.00	588	148,185,799.73	14.81	358	38.68	8.729	615	89.65
90.01 to 95.00	290	75,284,461.53	7.53	359	40.73	9.106	641	94.84
95.01 to 100.00	326	39,472,659.85	3.95	358	42.54	11.094	663	99.95
Total:	3,723	1,000,242,929.89	100.00	358	40.46	8.263	639	81.41

(1)The loan-to-value(“OLTV”) of a first-lien mortgage at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the mortgage loan at the date of origination and the denominator of which is the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan. The OLTV of a second lien mortgage loan at any given time is a fraction, expressed as a percentage the numerator of which is (i) the sum of (a) the principal balance of such mortgage loan at the date of origination plus (b) the outstanding balance of the senior mortgage loan at the date of origination of such mortgage loan and the denominator of which is (ii) the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan.

[2] Original LTV if first lien, combined LTV if second lien.

FICO Scores at Origination

				Remaining
		Principal Balance	% of Principal	Term to	Debt-to-	Gross
	Number of	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
Range of FICO Scores at Origination	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
500 to 519	91	18,022,950.04	1.80	359	40.52	9.360	510	75.66
520 to 539	150	32,965,065.98	3.30	356	39.76	9.043	531	77.24
540 to 559	186	42,460,686.28	4.25	357	40.12	8.998	550	80.60
560 to 579	192	43,787,221.11	4.38	358	39.95	8.916	569	81.84
580 to 599	279	71,223,480.81	7.12	358	39.94	8.736	590	83.12
600 to 619	475	126,856,152.68	12.68	358	40.74	8.275	609	83.18
620 to 639	658	184,837,655.16	18.48	359	41.21	8.262	629	82.65
640 to 659	576	162,392,879.95	16.24	359	40.43	8.135	650	82.53
660 to 679	372	104,920,322.77	10.49	359	40.32	8.069	669	81.94
680 to 699	276	80,018,233.65	8.00	357	40.57	7.913	689	80.85
700 to 719	206	52,566,620.34	5.26	359	40.15	8.000	708	80.54
720 to 739	95	24,736,347.06	2.47	358	40.35	7.787	728	80.17
740 to 759	76	23,178,355.55	2.32	359	40.55	7.867	749	78.09
760 to 779	48	16,711,441.97	1.67	359	39.56	7.247	768	73.42
780 to 799	33	11,705,851.74	1.17	356	37.89	7.003	790	67.32
800 or greater	10	3,859,664.80	0.39	359	38.19	7.053	806	67.21
Total:	3,723	1,000,242,929.89	100.00	358	40.46	8.263	639	81.41

[1]Original LTV if first lien, combined LTV if second lien.

Debt-to-Income Ratios

				Remaining
		Principal Balance	% of Principal	Term to	Debt-to-	Gross
Range of Debt-to-Income	Number of	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
Ratios (%)	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
0.01 to 20.00	176	38,193,462.84	3.82	358	14.16	8.084	639	80.94
20.01 - 25.00	186	38,242,910.45	3.82	358	23.22	8.344	631	81.43
25.01 - 30.00	252	62,459,257.39	6.24	357	28.23	8.104	642	80.76
30.01 - 35.00	393	96,468,054.00	9.64	358	33.27	8.215	630	79.77
35.01 - 40.00	564	151,773,330.13	15.17	358	38.17	8.136	645	80.22
40.01 - 45.00	939	261,106,550.54	26.10	359	43.18	8.286	641	82.00
45.01 - 50.00	1,145	330,819,522.76	33.07	358	47.97	8.382	640	82.93
50.01 - 55.00	68	21,179,841.78	2.12	357	53.25	7.893	607	69.34
Total:	3,723	1,000,242,929.89	100.00	358	40.46	8.263	639	81.41

[1]Original LTV if first lien, combined LTV if second lien.

Geographic Distribution

				Remaining
		Principal Balance	% of Principal	Term to	Debt-to-	Gross
	Number of	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
Geographic Location	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
Alabama	14	2,298,111.29	0.23	358	39.01	8.297	635	86.14
Alaska	1	167,513.96	0.02	358	48.00	8.390	620	80.00
Arizona	209	43,513,465.12	4.35	359	40.41	8.495	646	82.86
Arkansas	2	337,230.23	0.03	358	39.53	10.118	575	90.00
California	1,126	433,845,523.72	43.37	359	41.44	8.013	650	80.01
Colorado	51	12,075,077.89	1.21	359	38.05	8.046	630	82.41
Connecticut	35	7,536,224.67	0.75	356	36.97	8.224	625	77.85
Delaware	7	1,435,063.92	0.14	360	34.81	9.057	628	79.82
Florida	546	125,455,239.83	12.54	358	40.24	8.372	636	81.69
Georgia	8	967,347.68	0.10	360	35.35	8.719	615	81.74
Hawaii	11	4,080,594.58	0.41	360	38.84	7.483	642	75.22
Idaho	8	1,738,746.52	0.17	358	38.37	8.229	639	83.70
Illinois	183	44,362,966.17	4.44	359	41.45	8.806	627	84.46
Indiana	44	3,788,356.35	0.38	357	35.62	9.014	633	87.84
Iowa	9	699,383.71	0.07	359	35.94	9.470	603	86.50
Kansas	6	991,273.93	0.10	359	38.64	8.823	661	88.45
Kentucky	6	651,127.62	0.07	335	38.17	8.547	620	86.31
Louisiana	51	6,696,283.25	0.67	359	39.33	9.494	596	84.27
Maine	4	1,164,342.86	0.12	359	37.83	7.782	634	80.86
Maryland	107	29,062,023.58	2.91	359	40.51	8.085	615	81.33
Massachusetts	60	17,281,539.44	1.73	359	39.90	8.386	623	81.11
Michigan	89	9,949,039.94	0.99	359	37.95	9.431	604	85.15
Minnesota	27	6,753,654.27	0.68	346	38.07	8.628	614	85.34
Mississippi	14	1,532,789.00	0.15	359	43.01	9.684	600	89.71
Missouri	59	7,084,221.48	0.71	355	38.40	9.165	605	86.83
Nebraska	8	656,820.00	0.07	312	42.07	8.910	606	83.82
Nevada	76	21,782,262.95	2.18	359	39.79	8.223	637	82.59
New Hampshire	3	263,475.00	0.03	360	47.71	10.257	626	90.29
New Jersey	127	40,052,507.83	4.00	357	39.93	8.283	624	82.19
New Mexico	22	5,359,344.66	0.54	359	40.36	8.781	631	83.94
New York	186	66,648,825.36	6.66	359	40.38	7.992	647	80.50
North Carolina	17	2,826,735.10	0.28	360	40.53	9.150	605	86.15
North Dakota	1	73,748.53	0.01	358	35.00	7.900	522	73.12
Ohio	67	7,148,845.24	0.71	352	36.63	9.356	594	87.10
Oklahoma	27	3,059,019.61	0.31	343	31.66	8.748	627	84.74
Oregon	13	3,651,741.50	0.37	359	32.88	8.591	613	83.99
Pennsylvania	86	12,022,547.86	1.20	354	36.28	8.691	594	80.83
Rhode Island	16	3,871,476.23	0.39	359	37.14	7.994	651	82.87
South Carolina	17	2,607,607.45	0.26	359	38.29	8.580	625	85.50
South Dakota	2	119,902.57	0.01	359	23.00	7.198	748	84.00
Tennessee	16	1,632,101.53	0.16	353	40.93	9.115	562	85.83
Texas	217	32,636,684.90	3.26	357	37.81	9.031	614	85.32
Utah	49	11,157,750.95	1.12	359	40.77	8.548	640	83.23
Washington	62	16,713,069.66	1.67	359	41.37	7.979	652	80.10
Wisconsin	32	4,260,603.71	0.43	353	38.51	9.399	624	83.10
Wyoming	2	230,718.24	0.02	360	39.38	7.387	656	85.46
Total:	3,723	1,000,242,929.89	100.00	358	40.46	8.263	639	81.41

[1]Original LTV if first lien, combined LTV if second lien.

Occupancy Status*

				Remaining
		Principal Balance	% of Principal	Term to	Debt-to-	Gross
	Number of	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
Occupancy Status	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
Primary	3,481	962,892,492.54	96.27	358	40.70	8.231	639	81.38
Investor	220	32,961,197.70	3.30	358	33.98	9.248	648	83.71
Second Home	22	4,389,239.65	0.44	340	36.32	7.794	656	72.35
Total:	3,723	1,000,242,929.89	100.00	358	40.46	8.263	639	81.41

[1]Original LTV if first lien, combined LTV if second lien.

*Based on mortgagor representation at origination.

Documentation Type

				Remaining
		Principal Balance	% of Principal	Term to	Debt-to-	Gross
	Number of	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
Documentation Type	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
Full Documentation	1,763	454,386,736.49	45.43	358	39.04	7.820	630	79.77
Stated Documentation	1,587	439,482,950.16	43.94	359	42.19	8.720	652	83.00
Limited Documentation	373	106,373,243.24	10.63	359	39.32	8.270	624	81.87
Total:	3,723	1,000,242,929.89	100.00	358	40.46	8.263	639	81.41

[1]Original LTV if first lien, combined LTV if second lien.

Loan Purpose

				Remaining
		Principal Balance	% of Principal	Term to	Debt-to-	Gross
	Number of	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
Loan Purpose	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
Purchase	2,503	645,015,911.75	64.49	359	40.79	8.344	648	83.21
Refinance-Debt Consolidation Cash Out**	1,104	320,837,723.08	32.08	357	39.96	8.174	618	78.42
Refinance-Debt Consolidation No Cash Out***	116	34,389,295.06	3.44	355	38.68	7.580	658	75.69
Total:	3,723	1,000,242,929.89	100.00	358	40.46	8.263	639	81.41

[1]Original LTV if first lien, combined LTV if second lien.

** Cash proceeds to the borrower inclusive of debt consolidation payments exceed 2% or $2,000 of the original principal balance of the related loan. Also includes all home equity loans originated in Texas with any cash proceeds.

*** Cash proceeds to the borrower inclusive of debt consolidation payments do not exceed 2% or $2,000 of the original principal balance of the related loan. Excludes home equity loans originated in Texas with any cash proceeds.

Credit Grade

				Remaining
		Principal Balance	% of Principal	Term to	Debt-to-	Gross
	Number of	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
Risk Category	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
I	3,496	949,772,439.94	94.95	359	40.54	8.250	640	81.57
II	45	8,331,554.97	0.83	357	38.75	8.845	589	83.42
III	3	1,041,950.30	0.10	359	44.35	8.575	563	70.54
IV	32	5,993,927.24	0.60	348	39.00	9.194	576	70.08
V	4	1,340,264.62	0.13	359	38.24	8.756	535	60.25
8A	16	2,475,090.44	0.25	341	43.45	6.848	740	73.62
7A	9	1,649,646.77	0.16	334	31.44	7.119	700	80.30
6A	16	3,944,301.14	0.39	359	36.69	7.683	670	82.69
5A	27	7,335,866.47	0.73	353	35.85	7.697	650	83.18
4A	20	4,500,945.07	0.45	336	40.62	8.680	629	85.22
3A	12	3,693,806.93	0.37	359	38.91	8.686	608	77.59
2A	15	3,057,707.13	0.31	358	37.89	9.599	613	79.78
A	11	2,888,975.41	0.29	349	41.23	8.600	575	77.57
B	10	2,243,910.88	0.22	350	43.99	9.004	542	74.23
C	6	1,837,542.58	0.18	359	39.16	9.354	564	68.03
D	1	135,000.00	0.01	360	40.00	11.100	526	60.00
Total:	3,723	1,000,242,929.89	100.00	358	40.46	8.263	639	81.41

[1]Original LTV if first lien, combined LTV if second lien.

Property Type

				Remaining
		Principal Balance	% of Principal	Term to	Debt-to-	Gross
	Number of	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
Property Type	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
Single Family Detached	2,623	710,157,668.26	71.00	358	40.42	8.236	637	81.33
Single Family Attached	2	1,003,643.22	0.10	359	43.94	8.896	671	80.00
Two-to Four-Family	244	71,118,485.98	7.11	359	40.50	8.304	653	81.54
Condo	297	65,485,796.40	6.55	358	40.36	8.538	649	82.19
PUD	548	149,921,581.10	14.99	359	40.59	8.257	635	81.47
PUD Attached	9	2,555,754.93	0.26	359	41.63	7.715	636	78.78
Total:	3,723	1,000,242,929.89	100.00	358	40.46	8.263	639	81.41

[1]Original LTV if first lien, combined LTV if second lien.

Prepayment Charge Term at Origination

				Remaining
		Principal Balance	% of Principal	Term to	Debt-to-	Gross
Prepayment Charge Term	Number of	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
at Origination (months)	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
No Prepayment Penalty	1,259	324,779,586.04	32.47	358	41.03	8.849	635	83.42
12 months	230	79,583,627.76	7.96	359	39.85	8.094	651	80.74
24 months	1,527	420,463,820.85	42.04	359	41.03	8.102	634	81.74
36 months	707	175,415,895.24	17.54	356	38.29	7.640	652	77.22
Total:	3,723	1,000,242,929.89	100.00	358	40.46	8.263	639	81.41

1Original LTV if first lien, combined LTV if second lien.

Conforming Balance

				Remaining
		Principal Balance	% of Principal	Term to	Debt-to-	Gross
	Number of	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
Conforming Balance	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
Conforming	2,855	578,712,809.08	57.86	358	39.66	8.416	635	82.12
Non-conforming	868	421,530,120.81	42.14	359	41.55	8.053	645	80.45
Total:	3,723	1,000,242,929.89	100.00	358	40.46	8.263	639	81.41

[1]Original LTV if first lien, combined LTV if second lien.

Maximum Mortgage Rates of the Adjustable-Rate Loans

				Remaining
		Principal Balance	% of Principal	Term to	Debt-to-	Gross
Range of Maximum	Number of	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
Mortgage Rates (%)	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
12.000 - 12.499	22	7,925,169.12	1.03	359	39.82	6.272	646	78.81
12.500 - 12.999	124	50,723,027.05	6.60	359	40.71	6.845	655	78.93
13.000 - 13.499	303	105,618,342.14	13.75	359	39.74	7.250	651	80.44
13.500 - 13.999	567	174,605,830.58	22.73	359	41.39	7.749	649	80.20
14.000 - 14.499	438	131,617,992.45	17.14	359	41.81	8.238	639	80.61
14.500 - 14.999	434	124,239,238.31	16.18	359	41.30	8.743	624	82.17
15.000 - 15.499	215	53,956,154.40	7.02	359	40.82	9.234	623	83.78
15.500 - 15.999	229	57,015,669.87	7.42	359	40.61	9.735	605	86.88
16.000 - 16.499	136	27,918,940.36	3.63	359	42.02	10.232	601	88.51
16.500 - 16.999	87	17,905,791.11	2.33	359	41.27	10.734	608	90.81
17.000 - 17.499	32	6,998,303.58	0.91	359	40.18	11.208	599	91.14
17.500 - 17.999	31	7,016,575.87	0.91	359	41.28	11.718	608	95.80
18.000 - 18.499	9	1,913,599.21	0.25	360	38.20	12.195	626	90.77
18.500 - 18.999	2	638,884.59	0.08	359	34.88	12.851	513	65.95
Total:	2,629	768,093,518.64	100.00	359	41.06	8.345	635	82.08

[1]Original LTV if first lien, combined LTV if second lien.

Minimum Mortgage Rates of the Adjustable-Rate Loans

				Remaining
		Principal Balance	% of Principal	Term to	Debt-to-	Gross
Range of Minimum	Number of	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
Mortgage Rates (%)	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
6.000 - 6.499	22	7,925,169.12	1.03	359	39.82	6.272	646	78.81
6.500 - 6.999	124	50,723,027.05	6.60	359	40.71	6.845	655	78.93
7.000 - 7.499	303	105,618,342.14	13.75	359	39.74	7.250	651	80.44
7.500 - 7.999	567	174,605,830.58	22.73	359	41.39	7.749	649	80.20
8.000 - 8.499	438	131,617,992.45	17.14	359	41.81	8.238	639	80.61
8.500 - 8.999	434	124,239,238.31	16.18	359	41.30	8.743	624	82.17
9.000 - 9.499	215	53,956,154.40	7.02	359	40.82	9.234	623	83.78
9.500 - 9.999	229	57,015,669.87	7.42	359	40.61	9.735	605	86.88
10.000 - 10.499	136	27,918,940.36	3.63	359	42.02	10.232	601	88.51
10.500 - 10.999	87	17,905,791.11	2.33	359	41.27	10.734	608	90.81
11.000 - 11.499	32	6,998,303.58	0.91	359	40.18	11.208	599	91.14
11.500 - 11.999	31	7,016,575.87	0.91	359	41.28	11.718	608	95.80
12.000 - 12.499	9	1,913,599.21	0.25	360	38.20	12.195	626	90.77
12.500 - 12.999	2	638,884.59	0.08	359	34.88	12.851	513	65.95
Total:	2,629	768,093,518.64	100.00	359	41.06	8.345	635	82.08

[1]Original LTV if first lien, combined LTV if second lien.

Gross Margins of the Adjustable-Rate Loans

				Remaining
		Principal Balance	% of Principal	Term to	Debt-to-	Gross
Range of	Number of	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
Gross Margins (%)	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
4.250 - 4.499	1	149,098.86	0.02	359	27.00	7.950	655	80.00
4.500 - 4.749	103	29,352,189.72	3.82	359	41.63	8.758	625	83.71
5.250 - 5.499	1	444,638.82	0.06	359	54.00	7.050	652	71.20
5.500 - 5.749	7	2,525,914.53	0.33	358	37.42	7.676	635	79.65
5.750 - 5.999	7	1,796,230.92	0.23	358	43.62	8.519	628	83.91
6.000 - 6.249	2,506	732,305,187.21	95.34	359	41.03	8.330	636	82.01
6.250 - 6.499	1	549,696.42	0.07	359	50.00	8.950	551	88.71
6.750 - 6.999	1	132,562.16	0.02	358	50.00	8.990	580	78.06
7.000 - 7.249	2	838,000.00	0.11	359	40.00	8.647	583	87.48
Total:	2,629	768,093,518.64	100.00	359	41.06	8.345	635	82.08

[1]Original LTV if first lien, combined LTV if second lien.

Next Adjustment Date of the Adjustable-Rate Loans

				Remaining
		Principal Balance	% of Principal	Term to	Debt-to-	Gross
	Number of	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
Next Adjustment Date	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
March 1, 2008	3	190,122.59	0.02	354	31.07	9.208	647	85.58
April 1, 2008	3	952,530.29	0.12	355	34.29	8.903	602	90.31
May 1, 2008	1	99,751.85	0.01	356	50.00	9.150	519	80.00
June 1, 2008	12	4,404,653.62	0.57	357	41.51	9.199	583	91.14
July 1, 2008	58	16,897,198.24	2.20	358	40.21	8.048	633	82.18
August 1, 2008	1,362	429,336,047.11	55.90	359	41.22	8.273	639	81.75
September 1, 2008	610	149,794,423.00	19.50	360	41.01	8.579	629	82.00
February 1, 2009	1	49,765.12	0.01	353	40.00	8.100	572	76.92
April 1, 2009	1	499,500.00	0.07	355	48.00	7.350	650	90.00
May 1, 2009	1	186,946.48	0.02	356	46.00	7.575	565	75.00
July 1, 2009	14	2,982,581.62	0.39	358	42.50	8.992	609	84.63
August 1, 2009	388	116,183,513.72	15.13	359	40.82	8.329	636	83.18
September 1, 2009	175	46,516,485.00	6.06	360	40.56	8.275	628	81.26
Total:	2,629	768,093,518.64	100.00	359	41.06	8.345	635	82.08

[1]Original LTV if first lien, combined LTV if second lien.

Initial Periodic Cap of the Adjustable-Rate Loans

				Remaining
		Principal Balance	% of Principal	Term to	Debt-to-	Gross
	Number of	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
Initial Periodic Cap (%)	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
2.000	2,629	768,093,518.64	100.00	359	41.06	8.345	635	82.08
Total:	2,629	768,093,518.64	100.00	359	41.06	8.345	635	82.08

[1]Original LTV if first lien, combined LTV if second lien.

Periodic Cap of the Adjustable-Rate Loans

				Remaining
		Principal Balance	% of Principal	Term to	Debt-to-	Gross
	Number of	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
Periodic Cap (%)	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
1.000	2,629	768,093,518.64	100.00	359	41.06	8.345	635	82.08
Total:	2,629	768,093,518.64	100.00	359	41.06	8.345	635	82.08

[1]Original LTV if first lien, combined LTV if second lien.

Loan Source

				Remaining
		Principal Balance	% of Principal	Term to	Debt-to-	Gross
	Number of	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
Loan Source	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
Wholesale	3,580	966,480,137.07	96.62	359	40.52	8.262	639	81.47
Retail	143	33,762,792.82	3.38	351	38.64	8.284	632	79.64
Total:	3,723	1,000,242,929.89	100.00	358	40.46	8.263	639	81.41

[1]Original LTV if first lien, combined LTV if second lien.

Historical Delinquency of the Mortgage Loans Since Origination

				Remaining
		Principal Balance	% of Principal	Term to	Debt-to-	Gross
	Number of	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
Status	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
Never Delinquent	3,698	997,738,795.86	99.75	358	40.45	8.256	639	81.37
1 x 30	25	2,504,134.03	0.25	356	42.05	10.952	639	96.81
Total:	3,723	1,000,242,929.89	100.00	358	40.46	8.263	639	81.41
[1]Original LTV if first lien, combined LTV if second lien.

Collateral Summary
Statistics given below are for the Mortgage Loans in the pool as of the Cut-off Date. Balances and percentages are based on the Cut-off Date scheduled balances of such Mortgage Loans (except in the case of Debt-to-Income and FICO, which are determined at origination).

	Summary Statistics	Range (if applicable)
Number of Mortgage Loans	1,096

Aggregate Current Principal Balance	$342,921,232	$50,000 to $826,200
Average Current Principal Balance	$312,884

Aggregate Original Principal Balance	$342,926,451	$50,000 to $826,200
Average Original Principal Balance	$312,889

Fully Amortizing Mortgage Loans	100.00%

1st Lien	100.00%

Wtd. Avg. Gross Coupon	7.661%	5.250% to 11.700%

Wtd. Avg. Original Term (months)	360	180 to 360
Wtd. Avg. Remaining Term (months)	359	180 to 360

Margin (ARM Loans Only)	5.933%	4.250% to 7.125%

Maximum Mortgage Rate (ARM Loans Only)	13.701%	11.250% to 17.700%

Minimum Mortgage Rate (ARM Loans Only)	7.701%	5.250% to 11.700%

Wtd. Avg. Original LTV(1)	81.52%	25.64% to 95.00%

Wtd. Avg. Borrower FICO	656	500 to 813

Retail Originations	3.68%

Geographic Distribution (Top 5)	CA (55.32%)
	FL (9.41%)
	AZ (6.71%)
	IL (3.92%)
	NY (3.39%)
(1)The loan-to-value (“OLTV”) of a first-lien mortgage at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the mortgage loan at the date of origination and the denominator of which is the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan. The OLTV of a second lien mortgage loan at any given time is a fraction, expressed as a percentage the numerator of which is (i) the sum of (a) the principal balance of such mortgage loan at the date of origination plus (b) the outstanding balance of the senior mortgage loan at the date of origination of such mortgage loan and the denominator of which is (ii) the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan.

Collateral Type

				Remaining
		Principal Balance	% of Principal	Term to	Debt-to-	Gross
	Number of	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
Collateral Type	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
2YR/6MO LIB - 5YR IO	718	232,762,722.18	67.88	359	40.45	7.705	657	81.17
3YR/6MO LIB - 5YR IO	253	72,166,547.37	21.04	359	40.92	7.690	650	82.82
FIXED RATE - 5YR IO	125	37,991,962.71	11.08	358	39.64	7.339	663	81.19
Total:	1,096	342,921,232.26	100.00	359	40.46	7.661	656	81.52

[1]Original LTV if first lien, combined LTV if second lien.

Principal Balances at Origination*

		Principal Balance	% of Principal	Term to	Debt-to-	Gross
Range of Principal Balances	Number of	at Origination	Balance as of	Maturity	Income	Coupon		OLTV[1]
at Origination ($)	Mortgage Loans	($)	Origination	(months)	(%)	(%)	FICO	(%)
25,000.01 - 50,000.00	1	50,000.00	0.01	355	39.00	8.050	613	25.64
50,000.01 - 100,000.00	17	1,484,263.00	0.43	359	40.22	8.506	634	84.57
100,000.01 - 150,000.00	75	9,889,208.00	2.88	359	40.88	7.865	652	77.49
150,000.01 - 200,000.00	177	31,233,605.00	9.11	359	39.41	7.802	652	81.45
200,000.01 - 250,000.00	163	36,733,132.00	10.71	359	39.90	7.775	653	81.08
250,000.01 - 300,000.00	159	43,781,626.00	12.77	358	40.05	7.756	657	82.57
300,000.01 - 350,000.00	120	38,579,216.00	11.25	358	40.32	7.533	652	82.11
350,000.01 - 400,000.00	109	40,458,446.00	11.80	359	40.44	7.562	653	82.52
400,000.01 - 450,000.00	88	37,776,665.00	11.02	359	41.68	7.509	663	80.95
450,000.01 - 500,000.00	77	36,779,806.00	10.73	359	41.72	7.501	654	81.13
500,000.01 - 550,000.00	33	17,279,691.00	5.04	359	41.21	7.759	664	81.66
550,000.01 - 600,000.00	31	17,798,310.00	5.19	359	41.92	7.710	665	82.75
600,000.01 - 650,000.00	17	10,497,900.00	3.06	359	36.57	7.400	666	78.93
650,000.01 - 700,000.00	16	10,739,833.00	3.13	359	34.15	7.949	662	80.71
700,000.01 - 750,000.00	7	5,085,350.00	1.48	359	45.89	7.829	672	79.78
750,000.01 or greater	6	4,759,400.00	1.39	359	45.60	7.830	636	82.23
Total:	1,096	342,926,451.00	100.00	359	40.46	7.661	656	81.52

[1]Original LTV if first lien, combined LTV if second lien.

*Based on the original balances of the Mortgage Loans.

Principal Balance as of the Cut-off Date

				Remaining
		Principal Balance	% of Principal	Term to	Debt-to-	Gross
Range of Principal Balances	Number of	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
as of the Cut-off Date ($)	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
25,000.01 - 50,000.00	1	50,000.00	0.01	355	39.00	8.050	613	25.64
50,000.01 - 100,000.00	17	1,484,259.55	0.43	359	40.22	8.506	634	84.57
100,000.01 - 150,000.00	75	9,885,924.73	2.88	359	40.88	7.865	652	77.51
150,000.01 - 200,000.00	177	31,233,145.92	9.11	359	39.41	7.802	652	81.45
200,000.01 - 250,000.00	163	36,732,766.00	10.71	359	39.90	7.775	653	81.08
250,000.01 - 300,000.00	159	43,781,626.00	12.77	358	40.05	7.756	657	82.57
300,000.01 - 350,000.00	120	38,579,215.34	11.25	358	40.32	7.533	652	82.11
350,000.01 - 400,000.00	109	40,458,143.57	11.80	359	40.44	7.562	653	82.52
400,000.01 - 450,000.00	88	37,776,664.34	11.02	359	41.68	7.509	663	80.95
450,000.01 - 500,000.00	77	36,779,804.00	10.73	359	41.72	7.501	654	81.13
500,000.01 - 550,000.00	33	17,279,221.14	5.04	359	41.21	7.759	664	81.66
550,000.01 - 600,000.00	31	17,798,310.00	5.19	359	41.92	7.710	665	82.75
600,000.01 - 650,000.00	17	10,497,900.00	3.06	359	36.57	7.400	666	78.93
650,000.01 - 700,000.00	16	10,739,833.00	3.13	359	34.15	7.949	662	80.71
700,000.01 - 750,000.00	7	5,085,018.67	1.48	359	45.89	7.829	672	79.78
750,000.01 or greater	6	4,759,400.00	1.39	359	45.60	7.830	636	82.23
Total:	1,096	342,921,232.26	100.00	359	40.46	7.661	656	81.52

[1]Original LTV if first lien, combined LTV if second lien.

Remaining Term to Maturity

				Remaining
		Principal Balance	% of Principal	Term to	Debt-to-	Gross
	Number of	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
Range of Months Remaining	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
121 to 180	1	268,000.00	0.08	180	47.00	7.450	662	80.00
181 to 240	1	312,000.00	0.09	239	49.00	9.200	671	80.00
301 to 360	1,094	342,341,232.26	99.83	359	40.45	7.660	656	81.52
Total:	1,096	342,921,232.26	100.00	359	40.46	7.661	656	81.52

[1]Original LTV if first lien, combined LTV if second lien.

Current Mortgage Rates

				Remaining
		Principal Balance	% of Principal	Term to	Debt-to-	Gross
	Number of	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
Range of Current Mortgage Rates (%)	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
5.000 - 5.499	1	384,000.00	0.11	358	42.00	5.250	500	75.59
5.500 - 5.999	4	1,190,927.68	0.35	359	36.46	5.937	706	74.50
6.000 - 6.499	38	12,072,918.01	3.52	359	41.51	6.242	679	71.33
6.500 - 6.999	134	47,464,179.75	13.84	359	39.31	6.812	665	78.79
7.000 - 7.499	260	87,171,937.75	25.42	359	39.69	7.235	653	81.96
7.500 - 7.999	348	103,476,122.93	30.17	359	40.79	7.735	652	82.28
8.000 - 8.499	146	42,489,960.14	12.39	359	39.94	8.212	662	81.64
8.500 - 8.999	105	30,307,473.34	8.84	359	42.81	8.741	653	84.05
9.000 - 9.499	34	9,990,781.00	2.91	355	40.82	9.205	650	83.61
9.500 - 9.999	22	7,236,278.66	2.11	359	43.03	9.720	649	86.51
10.000 - 10.499	2	574,253.00	0.17	359	48.63	10.006	653	81.22
10.500 - 10.999	1	163,400.00	0.05	360	48.00	10.750	600	95.00
11.000 - 11.499	1	399,000.00	0.12	360	48.00	11.700	604	95.00
Total:	1,096	342,921,232.26	100.00	359	40.46	7.661	656	81.52

[1]Original LTV if first lien, combined LTV if second lien.

Original Loan-to-Value Ratios(1)

				Remaining
		Principal Balance	% of Principal	Term to	Debt-to-	Gross
Range of Original	Number of	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[2]
Loan-to-Value Ratios (%)	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
25.01 to 30.00	1	50,000.00	0.01	355	39.00	8.050	613	25.64
30.01 to 35.00	4	549,064.14	0.16	358	34.64	8.058	637	33.02
35.01 to 40.00	3	827,499.00	0.24	360	27.03	7.155	683	36.95
40.01 to 45.00	4	705,999.67	0.21	359	23.74	6.833	672	43.00
45.01 to 50.00	2	905,000.00	0.26	359	23.38	6.856	662	47.64
50.01 to 55.00	8	1,950,250.00	0.57	359	39.90	6.827	668	52.83
55.01 to 60.00	19	5,440,666.00	1.59	359	39.82	6.962	663	57.79
60.01 to 65.00	23	5,851,471.35	1.71	359	37.99	6.933	670	63.04
65.01 to 70.00	13	3,222,700.00	0.94	359	39.12	6.987	634	68.50
70.01 to 75.00	25	7,799,375.00	2.27	359	39.50	7.567	659	73.64
75.01 to 80.00	644	211,298,309.39	61.62	359	40.86	7.672	660	79.87
80.01 to 85.00	78	25,817,657.00	7.53	359	39.44	7.378	644	84.31
85.01 to 90.00	150	45,475,530.53	13.26	359	39.82	7.740	649	89.45
90.01 to 95.00	122	33,027,710.18	9.63	359	41.78	8.132	648	94.74
Total:	1,096	342,921,232.26	100.00	359	40.46	7.661	656	81.52

 (1)The loan-to-value(“OLTV”) of a first-lien mortgage at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the mortgage loan at the date of origination and the denominator of which is the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan. The OLTV of a second lien mortgage loan at any given time is a fraction, expressed as a percentage the numerator of which is (i) the sum of (a) the principal balance of such mortgage loan at the date of origination plus (b) the outstanding balance of the senior mortgage loan at the date of origination of such mortgage loan and the denominator of which is (ii) the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan.

[2] Original LTV if first lien, combined LTV if second lien.

FICO Scores at Origination

				Remaining
		Principal Balance	% of Principal	Term to	Debt-to-	Gross
	Number of	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
Range of FICO Scores at Origination	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
500 to 519	1	384,000.00	0.11	358	42.00	5.250	500	75.59
580 to 599	1	236,800.00	0.07	359	37.00	8.575	589	80.00
600 to 619	137	38,026,709.16	11.09	359	41.48	7.907	609	82.21
620 to 639	310	95,789,449.18	27.93	359	41.28	7.649	629	81.80
640 to 659	252	80,038,217.66	23.34	359	40.37	7.724	650	82.47
660 to 679	162	50,666,555.36	14.77	357	39.76	7.597	670	80.99
680 to 699	110	36,885,917.67	10.76	359	40.39	7.562	689	80.52
700 to 719	53	17,993,750.55	5.25	359	39.39	7.473	707	81.53
720 to 739	29	8,691,530.00	2.53	359	37.63	7.580	729	82.60
740 to 759	25	8,987,377.68	2.62	359	38.21	7.624	747	77.21
760 to 779	8	2,684,005.00	0.78	359	36.08	7.485	771	77.11
780 to 799	4	1,147,920.00	0.33	359	42.36	7.331	790	80.00
800 or greater	4	1,389,000.00	0.41	359	42.15	7.444	805	67.73
Total:	1,096	342,921,232.26	100.00	359	40.46	7.661	656	81.52

[1]Original LTV if first lien, combined LTV if second lien.

Debt-to-Income Ratios

				Remaining
		Principal Balance	% of Principal	Term to	Debt-to-	Gross
Range of Debt-to-Income	Number of	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
Ratios (%)	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
0.01 to 20.00	41	14,037,777.67	4.09	359	14.57	7.484	656	78.26
20.01 - 25.00	38	11,296,091.55	3.29	359	22.96	7.531	671	80.74
25.01 - 30.00	76	22,626,710.00	6.60	359	28.49	7.492	661	80.35
30.01 - 35.00	93	26,590,370.68	7.75	359	33.18	7.606	657	80.72
35.01 - 40.00	184	53,643,393.15	15.64	359	38.18	7.646	661	81.59
40.01 - 45.00	298	96,430,461.89	28.12	359	43.14	7.685	654	81.96
45.01 - 50.00	366	118,296,427.32	34.50	358	47.99	7.727	653	81.99
Total:	1,096	342,921,232.26	100.00	359	40.46	7.661	656	81.52

[1]Original LTV if first lien, combined LTV if second lien.

Geographic Distribution

				Remaining
		Principal Balance	% of Principal	Term to	Debt-to-	Gross
	Number of	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
Geographic Location	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
Alabama	2	578,825.00	0.17	356	47.45	7.377	643	90.69
Arizona	105	23,025,894.63	6.71	359	40.62	7.930	659	82.82
California	484	189,694,143.63	55.32	359	40.39	7.613	660	80.50
Colorado	23	4,578,974.18	1.34	359	40.80	7.543	655	85.45
Connecticut	10	2,326,515.88	0.68	359	41.68	7.359	647	82.60
Delaware	3	762,800.00	0.22	359	31.65	9.116	625	82.12
Florida	134	32,280,773.77	9.41	358	39.94	7.898	650	82.14
Georgia	1	166,000.00	0.05	359	29.00	8.500	604	85.13
Hawaii	12	3,593,250.00	1.05	359	39.90	7.224	658	78.46
Idaho	1	350,000.00	0.10	359	43.00	8.250	813	73.68
Illinois	54	13,438,477.34	3.92	356	40.96	8.128	643	84.44
Indiana	1	189,999.00	0.06	359	50.00	8.600	635	95.00
Kansas	1	280,000.00	0.08	360	33.00	8.250	679	80.00
Louisiana	1	288,000.00	0.08	359	45.00	8.575	653	90.00
Maine	1	760,000.00	0.22	359	38.00	7.490	638	80.00
Maryland	27	7,334,514.00	2.14	359	41.62	7.241	641	83.52
Massachusetts	20	5,561,950.00	1.62	359	38.07	7.372	660	81.82
Michigan	9	1,014,913.00	0.30	359	41.04	8.107	638	87.55
Minnesota	20	4,710,372.00	1.37	359	42.64	7.639	656	83.59
Mississippi	1	91,300.00	0.03	360	47.00	8.700	627	89.59
Missouri	6	624,971.55	0.18	358	40.06	9.083	646	90.44
Nebraska	1	357,918.57	0.10	359	49.00	6.850	666	79.61
Nevada	30	9,214,250.00	2.69	359	40.89	7.691	645	84.44
New Jersey	28	8,805,218.00	2.57	359	42.51	7.560	638	83.61
New Mexico	9	2,074,500.00	0.60	359	39.46	8.085	637	84.81
New York	31	11,627,078.67	3.39	359	41.69	7.142	669	79.83
North Carolina	3	500,605.00	0.15	359	47.28	7.752	708	87.89
Ohio	2	283,450.00	0.08	359	29.11	8.700	611	92.09
Oregon	8	1,687,600.00	0.49	359	42.98	7.821	646	81.21
Pennsylvania	9	2,495,049.00	0.73	359	36.84	7.435	637	81.40
Rhode Island	5	1,287,843.07	0.38	360	40.97	7.608	646	80.26
South Carolina	3	592,752.59	0.17	359	34.35	7.786	623	85.62
Tennessee	1	104,345.00	0.03	359	22.00	9.350	650	88.20
Texas	6	2,212,250.00	0.65	359	39.03	7.650	650	85.37
Utah	15	3,035,171.38	0.89	359	39.69	7.616	660	82.92
Washington	29	6,991,527.00	2.04	359	39.60	7.590	656	81.11
Total:	1,096	342,921,232.26	100.00	359	40.46	7.661	656	81.52
[1]Original LTV if first lien, combined LTV if second lien.

Occupancy Status*

				Remaining
		Principal Balance	% of Principal	Term to	Debt-to-	Gross
	Number of	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
Occupancy Status	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
Primary	1,084	340,378,427.26	99.26	359	40.49	7.658	656	81.49
Second Home	12	2,542,805.00	0.74	340	36.17	8.056	663	85.46
Total:	1,096	342,921,232.26	100.00	359	40.46	7.661	656	81.52

[1]Original LTV if first lien, combined LTV if second lien.

*Based on mortgagor representation at origination.

Documentation Type

				Remaining
		Principal Balance	% of Principal	Term to	Debt-to-	Gross
	Number of	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
Documentation Type	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
Full Documentation	641	194,615,586.68	56.75	359	40.19	7.373	654	81.76
Stated Documentation	317	106,306,970.59	31.00	359	41.45	8.145	662	81.14
Limited Documentation	138	41,998,674.99	12.25	359	39.24	7.774	653	81.39
Total:	1,096	342,921,232.26	100.00	359	40.46	7.661	656	81.52

[1]Original LTV if first lien, combined LTV if second lien.

Loan Purpose

				Remaining
		Principal Balance	% of Principal	Term to	Debt-to-	Gross
	Number of	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
Loan Purpose	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
Purchase	614	197,270,498.00	57.53	359	40.62	7.751	661	81.26
Refinance-Debt Consolidation Cash Out**	422	127,512,787.85	37.18	359	40.40	7.515	648	81.88
Refinance-Debt Consolidation No Cash Out***	60	18,137,946.41	5.29	357	39.18	7.715	658	81.88
Total:	1,096	342,921,232.26	100.00	359	40.46	7.661	656	81.52

[1]Original LTV if first lien, combined LTV if second lien.

** Cash proceeds to the borrower inclusive of debt consolidation payments exceed 2% or $2,000 of the original principal balance of the related loan. Also includes all home equity loans originated in Texas with any cash proceeds.

*** Cash proceeds to the borrower inclusive of debt consolidation payments do not exceed 2% or $2,000 of the original principal balance of the related loan. Excludes home equity loans originated in Texas with any cash proceeds.

Credit Grade

				Remaining
		Principal Balance	% of Principal	Term to	Debt-to-	Gross
	Number of	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
Risk Category	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
I	1,039	329,678,188.05	96.14	359	40.41	7.658	657	81.58
II	2	609,750.00	0.18	355	21.91	7.536	616	79.93
8A	1	244,000.00	0.07	357	26.00	6.250	756	57.41
7A	1	449,600.00	0.13	357	44.00	6.500	705	80.00
6A	14	2,944,158.14	0.86	359	46.44	7.415	669	78.05
5A	13	3,552,255.00	1.04	358	39.27	7.493	652	79.00
4A	17	3,647,211.07	1.06	359	45.23	8.012	629	83.12
3A	9	1,796,070.00	0.52	359	39.43	8.714	613	81.86
Total:	1,096	342,921,232.26	100.00	359	40.46	7.661	656	81.52

[1]Original LTV if first lien, combined LTV if second lien.

Property Type

				Remaining
		Principal Balance	% of Principal	Term to	Debt-to-	Gross
	Number of	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
Property Type	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
Single Family Detached	791	253,035,106.54	73.79	359	40.60	7.652	656	81.32
Single Family Attached	2	534,469.00	0.16	358	39.29	8.172	654	80.00
Two-to Four-Family	56	23,715,790.34	6.92	359	40.37	7.486	666	81.71
Condo	109	26,095,864.20	7.61	357	40.10	7.966	658	82.61
PUD	133	38,353,002.18	11.18	359	40.00	7.617	651	81.90
PUD Attached	5	1,187,000.00	0.35	358	37.12	7.598	648	85.66
Total:	1,096	342,921,232.26	100.00	359	40.46	7.661	656	81.52

[1]Original LTV if first lien, combined LTV if second lien.

Prepayment Charge Term at Origination

				Remaining
		Principal Balance	% of Principal	Term to	Debt-to-	Gross
Prepayment Charge Term	Number of	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
at Origination (months)	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
No Prepayment Penalty	268	85,431,516.50	24.91	359	40.87	8.071	655	82.17
12 months	88	32,380,217.74	9.44	359	39.90	7.790	663	80.63
24 months	554	170,907,103.18	49.84	359	40.43	7.523	655	81.41
36 months	186	54,202,394.84	15.81	358	40.27	7.374	655	81.38
Total:	1,096	342,921,232.26	100.00	359	40.46	7.661	656	81.52

[1]Original LTV if first lien, combined LTV if second lien.

Conforming Balance

				Remaining
		Principal Balance	% of Principal	Term to	Debt-to-	Gross
	Number of	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
Conforming Balance	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
Conforming	864	221,254,970.11	64.52	359	40.30	7.680	654	81.80
Non-conforming	232	121,666,262.15	35.48	359	40.76	7.627	660	81.01
Total:	1,096	342,921,232.26	100.00	359	40.46	7.661	656	81.52

[1]Original LTV if first lien, combined LTV if second lien.

Maximum Mortgage Rates of the Adjustable-Rate Loans

				Remaining
		Principal Balance	% of Principal	Term to	Debt-to-	Gross
Range of Maximum	Number of	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
Mortgage Rates (%)	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
11.000 - 11.499	1	384,000.00	0.13	358	42.00	5.250	500	75.59
11.500 - 11.999	1	310,000.00	0.10	359	50.00	5.950	656	82.67
12.000 - 12.499	27	8,350,149.34	2.74	359	42.13	6.246	663	74.74
12.500 - 12.999	115	40,723,079.75	13.35	359	39.72	6.819	664	78.67
13.000 - 13.499	222	75,393,952.75	24.73	359	39.29	7.234	651	81.47
13.500 - 13.999	317	93,348,880.57	30.61	359	40.92	7.736	653	82.07
14.000 - 14.499	140	41,155,915.14	13.50	359	40.02	8.212	661	81.71
14.500 - 14.999	94	28,062,674.34	9.20	359	42.96	8.744	655	84.21
15.000 - 15.499	29	9,066,486.00	2.97	355	41.76	9.214	652	82.92
15.500 - 15.999	21	6,997,478.66	2.29	359	42.83	9.726	649	86.73
16.000 - 16.499	2	574,253.00	0.19	359	48.63	10.006	653	81.22
16.500 - 16.999	1	163,400.00	0.05	360	48.00	10.750	600	95.00
17.500 - 17.999	1	399,000.00	0.13	360	48.00	11.700	604	95.00
Total:	971	304,929,269.55	100.00	359	40.56	7.701	655	81.56

[1]Original LTV if first lien, combined LTV if second lien.

Minimum Mortgage Rates of the Adjustable-Rate Loans

				Remaining
		Principal Balance	% of Principal	Term to	Debt-to-	Gross
Range of Minimum	Number of	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
Mortgage Rates (%)	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
5.000 - 5.499	1	384,000.00	0.13	358	42.00	5.250	500	75.59
5.500 - 5.999	1	310,000.00	0.10	359	50.00	5.950	656	82.67
6.000 - 6.499	27	8,350,149.34	2.74	359	42.13	6.246	663	74.74
6.500 - 6.999	115	40,723,079.75	13.35	359	39.72	6.819	664	78.67
7.000 - 7.499	222	75,393,952.75	24.73	359	39.29	7.234	651	81.47
7.500 - 7.999	317	93,348,880.57	30.61	359	40.92	7.736	653	82.07
8.000 - 8.499	140	41,155,915.14	13.50	359	40.02	8.212	661	81.71
8.500 - 8.999	94	28,062,674.34	9.20	359	42.96	8.744	655	84.21
9.000 - 9.499	29	9,066,486.00	2.97	355	41.76	9.214	652	82.92
9.500 - 9.999	21	6,997,478.66	2.29	359	42.83	9.726	649	86.73
10.000 - 10.499	2	574,253.00	0.19	359	48.63	10.006	653	81.22
10.500 - 10.999	1	163,400.00	0.05	360	48.00	10.750	600	95.00
11.500 - 11.999	1	399,000.00	0.13	360	48.00	11.700	604	95.00
Total:	971	304,929,269.55	100.00	359	40.56	7.701	655	81.56

[1]Original LTV if first lien, combined LTV if second lien.

Gross Margins of the Adjustable-Rate Loans

				Remaining
		Principal Balance	% of Principal	Term to	Debt-to-	Gross
Range of	Number of	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
Gross Margins (%)	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
4.250 - 4.499	2	242,803.00	0.08	358	46.00	9.197	636	86.45
4.500 - 4.749	42	11,186,770.34	3.67	356	40.49	8.130	644	84.10
5.250 - 5.499	11	2,183,594.00	0.72	359	46.51	7.406	672	80.60
5.500 - 5.749	8	2,441,010.00	0.80	358	46.10	7.472	647	79.53
5.750 - 5.999	12	2,776,844.00	0.91	359	45.79	7.942	629	85.31
6.000 - 6.249	895	285,678,248.21	93.69	359	40.42	7.686	656	81.45
7.000 - 7.249	1	420,000.00	0.14	359	39.00	7.350	631	80.00
Total:	971	304,929,269.55	100.00	359	40.56	7.701	655	81.56

[1]Original LTV if first lien, combined LTV if second lien.

Next Adjustment Date of the Adjustable-Rate Loans

				Remaining
		Principal Balance	% of Principal	Term to	Debt-to-	Gross
	Number of	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
Next Adjustment Date	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
March 1, 2008	2	515,250.00	0.17	354	46.18	8.230	632	91.78
April 1, 2008	1	70,253.00	0.02	355	46.00	10.050	611	90.00
May 1, 2008	3	589,496.55	0.19	356	17.82	7.479	632	75.72
June 1, 2008	9	1,455,694.66	0.48	357	40.62	8.538	646	84.01
July 1, 2008	23	7,325,712.67	2.40	358	39.70	7.300	652	80.60
August 1, 2008	542	177,714,239.30	58.28	359	40.39	7.694	658	81.41
September 1, 2008	138	45,092,076.00	14.79	360	41.04	7.780	653	80.17
April 1, 2009	2	549,500.00	0.18	355	47.18	7.414	647	84.14
June 1, 2009	1	235,970.34	0.08	357	48.00	8.900	672	80.00
July 1, 2009	4	1,034,385.00	0.34	358	45.27	7.472	634	89.98
August 1, 2009	183	50,595,895.03	16.59	358	41.56	7.646	650	82.28
September 1, 2009	63	19,750,797.00	6.48	360	38.79	7.809	651	83.80
Total:	971	304,929,269.55	100.00	359	40.56	7.701	655	81.56

[1]Original LTV if first lien, combined LTV if second lien.

Initial Periodic Cap of the Adjustable-Rate Loans

				Remaining
		Principal Balance	% of Principal	Term to	Debt-to-	Gross
	Number of	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
Initial Periodic Cap (%)	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
2.000	971	304,929,269.55	100.00	359	40.56	7.701	655	81.56
Total:	971	304,929,269.55	100.00	359	40.56	7.701	655	81.56

[1]Original LTV if first lien, combined LTV if second lien.

Periodic Cap of the Adjustable-Rate Loans

				Remaining
		Principal Balance	% of Principal	Term to	Debt-to-	Gross
	Number of	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
Periodic Cap (%)	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
1.000	971	304,929,269.55	100.00	359	40.56	7.701	655	81.56
Total:	971	304,929,269.55	100.00	359	40.56	7.701	655	81.56

[1]Original LTV if first lien, combined LTV if second lien.

Loan Source

				Remaining
		Principal Balance	% of Principal	Term to	Debt-to-	Gross
	Number of	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
Loan Source	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
Wholesale	1,041	330,287,938.05	96.32	359	40.38	7.658	656	81.58
Retail	55	12,633,294.21	3.68	359	42.60	7.739	648	79.99
Total:	1,096	342,921,232.26	100.00	359	40.46	7.661	656	81.52

[1]Original LTV if first lien, combined LTV if second lien.

Historical Delinquency of the Mortgage Loans Since Origination

				Remaining
		Principal Balance	% of Principal	Term to	Debt-to-	Gross
	Number of	as of the Cut-off Date	Balance as of	Maturity	Income	Coupon		OLTV[1]
Status	Mortgage Loans	($)	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
Never Delinquent	1,093	342,335,729.26	99.83	359	40.45	7.660	656	81.50
1 x 30	3	585,503.00	0.17	354	46.16	8.448	629	91.57
Total:	1,096	342,921,232.26	100.00	359	40.46	7.661	656	81.52

[1]Original LTV if first lien, combined LTV if second lien.

Rating Agency Contacts

Standard & Poor’s
John Sang	(212) 438-6058

Moody’s
Greg Besserman	(212) 553-0323

Fitch
Christine Yan	(212) 908-0838